                                                                   EXHIBIT 10.12

GMAC Residential Funding

                     STRUCTURED FACILITY WAREHOUSING CREDIT
                             AND SECURITY AGREEMENT

                                     BETWEEN

                        ARBOR REALTY LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

                                       AND

                        RESIDENTIAL FUNDING CORPORATION,
                             A DELAWARE CORPORATION

                            DATED AS OF JULY 1, 2003

                                TABLE OF CONTENTS

1.       THE CREDIT............................................................................................    2-1
         1.1.  The Structured Facility Commitment..............................................................    2-1
         1.2.  Expiration of Structured Facility Commitment....................................................    2-1
         1.3.  Structured Facility Note........................................................................    2-2
2.       PROCEDURES FOR OBTAINING ADVANCES.....................................................................    2-1
         2.1.  Structured Facility Advances....................................................................    2-1
3.       INTEREST, PRINCIPAL AND FEES..........................................................................    3-1
         3.1.  Interest  ......................................................................................    3-1
         3.2.  Interest Limitation.............................................................................    3-2
         3.3.  Principal Payments..............................................................................    3-2
         3.4.  Buydowns .......................................................................................    3-4
         3.5.  Structured Facility Commitment Fees; Exit Fees; Profit Sharing..................................    3-5
         3.6.  Miscellaneous Fees and Charges..................................................................    3-5
         3.7.  Overdraft Advances..............................................................................    3-5
         3.8.  Method of Making Payments.......................................................................    3-6
4.       COLLATERAL............................................................................................    4-1
         4.1.  Grant of Security Interest......................................................................    4-1
         4.2.  Maintenance of Collateral Records...............................................................    4-2
         4.3.  Release of Security Interest in Pledged Investments and Pledged Securities......................    4-2
         4.4.  Collection and Servicing Rights.................................................................    4-3
         4.5.  Return of Collateral at End of Commitments......................................................    4-4
         4.6.  Delivery of Collateral Documents................................................................    4-4
         4.7.  Borrower Remains Liable.........................................................................    4-4
         4.8.  Further Assurance...............................................................................    4-5
5.       CONDITIONS PRECEDENT..................................................................................    5-1
         5.1.  Initial Advance.................................................................................    5-1
         5.2.  Each Advance....................................................................................    5-2
         5.3.  Structured Facility Advances to Finance Preferred Equity Interests..............................    5-3
         5.4.  Force Majeure...................................................................................    5-3
6.       GENERAL REPRESENTATIONS AND WARRANTIES................................................................    6-1
         6.1.  Place of Business...............................................................................    6-1
         6.2.  Organization; Good Standing; Subsidiaries.......................................................    6-1
         6.3.  Authorization and Enforceability................................................................    6-1
         6.4.  Authorization and Enforceability of Guaranty....................................................    6-2
         6.5.  Approvals ......................................................................................    6-2
         6.6.  Financial Condition.............................................................................    6-2
         6.7.  Litigation......................................................................................    6-2
         6.8.  Compliance with Laws............................................................................    6-2
         6.9.  Regulation U....................................................................................    6-3
         6.10. Investment Company Act..........................................................................    6-3
         6.11. Payment of Taxes................................................................................    6-3
         6.12. Agreement ......................................................................................    6-3
         6.13. Title to Properties.............................................................................    6-3
         6.14. ERISA ..........................................................................................    6-4
         6.15. No Retiree Benefits.............................................................................    6-4
         6.16. Assumed Names...................................................................................    6-4

7.       AFFIRMATIVE COVENANTS.................................................................................    7-1
         7.1.  Payment of Obligations..........................................................................    7-1
         7.2.  Other Borrower Reports..........................................................................    7-1
         7.3.  Maintenance of Existence; Conduct of Business...................................................    7-2
         7.4.  Compliance with Applicable Laws.................................................................    7-3
         7.5.  Inspection of Properties and Books; Operational Reviews.........................................    7-3
         7.6.  Notice .........................................................................................    7-3
         7.7.  Payment of Debt, Taxes and Other Obligations....................................................    7-4
         7.8.  Insurance ......................................................................................    7-4
         7.9.  Subordination of Certain Indebtedness...........................................................    7-4
         7.10. Other Loan Obligations..........................................................................    7-4
         7.11. ERISA ..........................................................................................    7-5
         7.12. Hedging Arrangements............................................................................    7-5
         7.13. Closing Instructions............................................................................    7-5
         7.14. Use of Proceeds of Structured Facility Advances.................................................    7-5
8.       NEGATIVE COVENANTS....................................................................................    8-1
         8.1.  Contingent Liabilities..........................................................................    8-1
         8.2.  Pledge of Servicing Contracts...................................................................    8-1
         8.3.  Restrictions on Fundamental Changes.............................................................    8-1
         8.4.  Deferral of Subordinated Debt...................................................................    8-1
         8.5.  Accounting Changes..............................................................................    8-2
         8.6.  Leverage Ratio..................................................................................    8-2
         8.7.  Minimum Modified Net Worth......................................................................    8-2
         8.8.  Minimum Liquid Assets...........................................................................    8-2
         8.9.  Portfolio Performance Ratio.....................................................................    8-2
         8.10. Profitability...................................................................................    8.2
         8.11. Distributions to Members........................................................................    8-2
         8.12  Transactions with Affiliates....................................................................    8-2
         8.13. Servicing Contracts.............................................................................    8-3
9.       SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL...............................    9-1
         9.1.  Special Affirmative Covenants Concerning Collateral.............................................    9-1
         9.2.  Special Negative Covenants Concerning Collateral................................................    9-3
         9.3.  Special Representations and Warranties Concerning Servicing Collateral..........................    9-4
         9.4.  Special Representations Concerning Multifamily Properties.......................................    9-4
         9.5.  Special Representations Concerning Pledged Shares...............................................    9-5
10.      DEFAULTS; REMEDIES....................................................................................   10-1
         10.1.    Events of Default............................................................................   10-1
         10.2.    Remedies.....................................................................................   10-2
         10.3.    Application of Proceeds......................................................................   10-4
         10.4.    Lender Appointed Attorney-in-Fact............................................................   10-4
         10.5.    Right of Set-Off.............................................................................   10-5
11.      MISCELLANEOUS.........................................................................................   11-1
         11.1.    Notices......................................................................................   11-1
         11.2.    Reimbursement Of Expenses; Indemnity.........................................................   11-1
         11.3.    Financial Information........................................................................   11-2
         11.4.    Terms Binding Upon Successors; Survival of Representations...................................   11-2
         11.5.    Assignments and Participations...............................................................   11-2
         11.6.    Amendments...................................................................................   11-3
         11.7.    Governing Law................................................................................   11-3
         11.8.    Confidentiality..............................................................................   11-3
         11.9.    Relationship of the Parties..................................................................   11-3
         11.10.   Severability.................................................................................   11-4

         11.11.   Operational Reviews..........................................................................   11-4
         11.12.   Consent to Credit References.................................................................   11-4
         11.13.   Counterparts.................................................................................   11-4
         11.14.   Headings/Captions............................................................................   11-4
         11.15.   Entire Agreement.............................................................................   11-4
         11.16.   Consent to Jurisdiction......................................................................   11-4
         11.17.   Waiver of Jury Trial.........................................................................   11-5
         11.18.   Waiver of Punitive, Consequential, Special or Indirect Damages...............................   11-5
12.      ASSIGNMENT OF INITIAL ELIGIBLE INVESTMENTS............................................................   12-1
         12.1.    Assignment and Assumption....................................................................   12-1
13.      DEFINITIONS...........................................................................................   13-1
         13.1.    Defined Terms................................................................................   13-1
         13.2.    Other Definitional Provisions; Terms of Construction.........................................  13-14

                                    EXHIBITS

Exhibit A-MF               Request for Structured Facility Advance Against Note
                           Acquisition Loans or Bridge Mortgage Loans
                           (Multifamily and Commercial Mortgage Loans)

Exhibit A-MF/APP           Approval Request for Structured Facility Advance

Exhibit A-MF/MEZ           Request for Structured Facility Advance Against
                           Mezzanine Investment

Exhibit A-PA               Property Acquisition Advance Request

Exhibit B-MF/NA            Procedures and Documentation for Warehousing Note
                           Acquisition Loans

Exhibit B-PA               Procedures and Documentation for Warehousing Property
                           Acquisition Loans

Exhibit B-MF/BR            Procedures and Documentation for Warehousing Bridge
                           Mortgage Loans

Exhibit B-MF/MEZ           Procedures and Documentation for Warehousing
                           Mezzanine Loans (Excluding Preferred Equity Interest)

Exhibit B-MF/PEI           Procedures and Documentation for Warehousing
                           Preferred Equity Interest

Exhibit C                  Form of Arbor Member Entity Pledge Agreement

Exhibit D                  Subsidiaries

Exhibit E                  Compliance Certificate

Exhibit F                  Schedule of Existing Lines of Credit

Exhibit G                  Assumed Names

Exhibit H                  Eligible Investments and Other Assets

Exhibit I                  Fee Schedule

Exhibit J                  Loan Monitoring Analysis Form

                   STRUCTURED FACILITY WAREHOUSING CREDIT AND
                               SECURITY AGREEMENT

STRUCTURED FACILITY WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of July 1, 2003 between Arbor Realty Limited Partnership, a Delaware limited partnership ("Borrower"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A.       Borrower has requested certain financing from Lender.

B. Lender has agreed to provide that financing to Borrower, subject to the terms and conditions of this Agreement.

C. On the Closing Date, ACM will assign the Initial Eligible Investments to Borrower and Borrower will assume certain obligations relating to the Initial Eligible Investments, as contemplated by Article 12 of this Agreement.

D. Lender agrees to the assignment and assumption contemplated by Article 12 of this Agreement.

E.       Subject to Borrower's satisfaction of the conditions set forth in
         Article 5, the "Closing Date" for the transactions contemplated by this Agreement is July 1, 2003.

NOW, THEREFORE, the parties to this Agreement agree as follows:

THE CREDIT

1.1. THE STRUCTURED FACILITY COMMITMENT

On the terms and subject to the conditions and limitations of this Agreement, including Exhibit H, Lender agrees to make Structured Facility Advances to Borrower from the Closing Date to the Business Day immediately preceding the Structured Facility Commitment Termination Date, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. Lender has no obligation to make Structured Facility Advances if, after giving effect to such Structured Facility Advance, the aggregate outstanding principal amount of all Structured Facility Advances would exceed the Structured Facility Commitment Amount. While a Default or Event of Default exists, Lender may refuse to make any additional Structured Facility Advances to Borrower. Effective as of the Closing Date, all "Structured Facility Advances" outstanding under the Existing ACM Agreement will be assumed by Borrower pursuant to Section 12.1, and will be deemed for all purposes to be Structured Facility Advances made under this Agreement. All Structured Facility Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Structured Facility Note and for the performance of all of the Obligations.

1.2. EXPIRATION OF STRUCTURED FACILITY COMMITMENT

The Structured Facility Commitment expires on the earliest of ("Structured Facility Commitment Termination Date"): (a) June 30, 2006, as such date may be extended in writing by Lender, in its sole discretion, on which date the Structured Facility Commitment will expire of its own term, (b) the date ACM for any reason ceases to be the manager of Guarantor and Borrower under and pursuant to the Management Agreement, (c) the date any "event of default" (however defined)

Dated: 7/1/2003
Amended:  7/24/2003

                                    Page 1-1
occurs under any agreement between ACM and Lender, and (d) the date the Structured Facility Commitment is terminated or the Structured Facility Advances become due under Section 10.2. Lender agrees that upon request from Borrower Lender will notify Borrower on or before April 30, 2006 if Lender does not expect to extend the Structured Facility Commitment beyond June 30, 2006.

1.3. STRUCTURED FACILITY NOTE

Structured Facility Advances are evidenced by Borrower's promissory note, payable to Lender on the form prescribed by Lender ("Structured Facility Note"). The term "Structured Facility Note" as used in this Agreement includes all amendments, restatements, renewals or replacements of the original Structured Facility Note and all substitutions for it. All terms and provisions of the Structured Facility Note are incorporated into this Agreement.

                                END OF ARTICLE 1

Dated: 7/1/2003
Amended:  7/24/2003

                                    Page 1-2

PROCEDURES FOR OBTAINING STRUCTURED FACILITY ADVANCES

2.1. STRUCTURED FACILITY ADVANCES

To obtain any Structured Facility Advance under this Agreement, Borrower must deliver not later than 10 Business Days before the Business Day on which Borrower desires the Structured Facility Advance (other than the Structured Facility Advances deemed to be outstanding against the Initial Eligible Investments pursuant to Article 12), an Approval Request and Underwriting Documents. Within 10 Business Days after receipt of the Approval Request and supporting documents, Lender may, in its sole discretion, approve the requested Structured Facility Advance by returning to Lender the Approval Request executed by Lender. The approval will remain valid for a period of 30 days, unless extended by Lender in its sole discretion. Lender will notify Borrower within the 3 Business Days after receipt of the Approval Request in the event it rejects that Approval Request. Subject to the delivery and approval of a Structured Facility Advance Request, the delivery of the Underwriting Documents and the satisfaction of the conditions set forth in Sections 5.1 and 5.2, Borrower may obtain a Structured Facility Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Lender of all required Collateral Documents. Lender's current form of Structured Facility Advance Request is set forth in Exhibit A. Upon not less than 3 Business Days' prior Notice to Borrower, Lender may modify its form of Approval Request, Structured Facility Advance Request, and any other Exhibit or document referred to in this Section to conform to current legal requirements or Lender practices and, as so modified, those Exhibits and documents will become part of this Agreement.

                                END OF ARTICLE 2

Dated: 7/1/2003
Amended:  7/24/2003

INTEREST, PRINCIPAL AND FEES

3.1.     INTEREST

3.1 (a) Except as otherwise provided in this Section, Borrower must pay interest on the unpaid amount of each Structured Facility Advance from the date the Structured Facility Advance is made until it is paid in full at the Interest Rate specified in Exhibit H.

3.1 (b) As long as no Default or Event of Default exists, Borrower is entitled to receive a benefit based on the average monthly Eligible Balances of Borrower maintained at a Designated Bank. After the end of each month, Lender will calculate the portion ("Balance Funded Portion") of the Structured Facility Advances that is equal to the lesser of (1) the average amount of Structured Facility Advances outstanding during such month or (2) the average amount of Eligible Balances during such month. Interest that would otherwise be payable by Borrower under Exhibit H on the Balance Funded Portion will be reduced by a "Balance Funding Credit" equal to:

                Balance Funded Portion x [(IR - BFR) / AB] x ADP,

         where "IR" is the weighted daily average of the Index Rate otherwise applicable under Exhibit H, "BFR" is the applicable Balance Funded Rate, "AB" is the Accrual Basis and "ADP" is the number of days in the month (or other applicable period) for which the Balance Funding Credit is applicable. The Structured Facility Advances outstanding during a month will be allocated to the Balance Funded Portion in the order determined by Lender in its sole discretion.

         If, for any month, a portion of the average amount of Eligible Balances remains ("Remainder") after the Balance Funded Portion has been deducted, or Borrower has Eligible Balances on deposit in interest-bearing demand deposit or time deposit accounts in respect of which Lender has received a Depository Benefit, Lender will provide a benefit in the form of an "Earnings Credit" on the Eligible Balances maintained in time deposit accounts with the Designated Bank, and Lender will provide a benefit in the form of an "Earnings Allowance" on the Eligible Balances maintained in demand deposit accounts with the Designated Bank. Any Earnings Allowance will be used first and any Earnings Credit will be used second as a credit against Miscellaneous Fees and Charges (including Designated Bank Charges) and against other fees payable to Lender under this Agreement, including Structured Facility Commitment Fees, and Loan Package Fees, and may be used, at Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received will be accumulated and must be used within 6 months of the month in which the benefit was received. As long as no Default or Event of Default exists, any Earnings Credit not used during the month in which the benefit was received will be used to provide a cash benefit to Borrower. Any Earnings Credit retained by Lender as a result of a Default or Event of Default will be applied to the payment of Borrower's Obligations in the order Lender determines in its sole discretion.

         The Balance Funded Portion, the Balance Funding Credit, the Earnings Credit and the Earnings Allowance for any month will be determined by Lender in its sole discretion and Lender's determination of those amounts is conclusive and binding absent manifest error. In no event will the aggregate amount of the benefits received by Borrower under this Section exceed the Depository Benefit.

Dated: 7/1/2003
Amended:  7/24/2003

         Either party to this Agreement may terminate the benefits provided for in this Section, in whole or in part, effective immediately upon Notice to the other party, if the terminating party determines (which determination is conclusive and binding on the other party, absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration of any such law, rule, regulation, order or decree by any governmental authority charged with its interpretation or administration, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, makes it unlawful or impossible for the party sending the Notice to continue to offer or receive all or any portion of the benefits provided for in this Section. No Notice is required for a termination of benefits as a result of a Default or Event of Default.

3.1 (c) Lender computes interest on the basis of the actual number of days in each month and a year of 360 days ("Accrual Basis"). Borrower must pay interest monthly in arrears, not later than 9 days after the date of Lender's invoice or, if applicable, 2 days after the date of Lender's account analysis statement, commencing with the first month following the Closing Date and on the Structured Facility Maturity Date.

3.1 (d) If, for any reason, (1) Borrower repays a Structured Facility Advance on the same day that it was made by Lender or (2) Borrower instructs Lender not to make a previously requested Structured Facility Advance after Lender has reserved funds or made other arrangements necessary to enable Lender to fund that Structured Facility Advance, Borrower agrees to pay to Lender an administrative fee equal to 1 day of interest on that Structured Facility Advance at the rate of 1.50% per annum. Borrower must pay all administrative fees within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.1 (e) After an Event of Default occurs and upon Notice to Borrower by Lender, unless and until such Event of Default is waived or cured as provided in this Agreement, the unpaid amount of each Structured Facility Advance will bear interest at the Default Rate until paid in full.

3.1 (f) Lender will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable index. Lender's determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.

3.2.     INTEREST LIMITATION

Lender does not intend, by reason of this Agreement, the Note or any other Loan Document, to receive interest in excess of the amount permitted by applicable law. If Lender receives any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of this Agreement, the Note or otherwise, Lender will apply the excess to the unpaid principal balance of the Structured Facility Advances and not to the payment of interest. If all Structured Facility Advance have been paid in full and the Structured Facility Commitment has expired or has been terminated, Lender will remit any excess to Borrower. This Section controls every other provision of all agreements between Borrower and Lender and is binding upon and available to any subsequent holder of the Note.

3.3.     PRINCIPAL PAYMENTS

3.3 (a) Borrower must pay Lender the outstanding principal amount of all Structured Facility Advances in 8 equal monthly installments, commencing on the date 2 months after the Structured Facility Commitment Termination Date and ending on the Structured Facility

Dated: 7/1/2003
Amended:  7/24/2003

         Maturity Date. Borrower must pay to Lender all outstanding Obligations on the Structured Facility Maturity Date.

3.3 (b) Except as otherwise provided in Section 3.1(e), Borrower may prepay all or any portion of the Structured Facility Advances without premium or penalty at any time.

3.3 (c) Upon telephonic or written Notice to Borrower by Lender, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of any outstanding Structured Facility Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

         (1)      For any Pledged Asset, the Warehouse Period elapses.

         (2) On the date a Structured Facility Advance was made if the Pledged Asset to be funded or acquired with that Structured Facility Advance is not closed and funded or acquired.

         (3) One (1) Business Day elapses from the date a Structured Facility Advance was made against a Pledged Asset without receipt of the Collateral Documents relating to that Pledged Asset required to be delivered on that date, or such Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement.

         (4) At the option of Lender, in its sole discretion, ten (10) Business Days elapse without the return of a Collateral Document delivered by Lender to Borrower under a Trust Receipt for correction or completion.

         (5) On the date on which a Pledged Asset is determined to have been originated or acquired based on material, untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, on the date on which Borrower knows, has reason to know, or receives Notice from Lender, that (A) one or more of the representations and warranties set forth in Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made, or (B) Borrower has failed to perform or comply in all material respects with any covenant, term or condition applicable to it set forth in Article 9.

         (6) On the date a Pledged Investment or a Lien prior to the interest securing or backing repayment of the Pledged Investment is defaulted and remains in default for a period of 60 days or more.

         (7) On the date 60 days after Borrower's initiation of foreclosure proceedings against a Pledged Investment.

         (8) On the date 60 days after any bankruptcy proceeding is commenced and has not been dismissed against an obligor on a Pledged Investment.

         (9) Upon the sale, maturity, other disposition, refinancing or prepayment of any Pledged Asset.

         (10) For any Pledged Asset, Borrower consents to an extension of the maturity without the approval of Lender.

Dated: 7/1/2003
Amended:  7/24/2003

3.3 (d) In addition to the payments required by Sections 3.3(a) and 3.3(c), if the principal amount of any Pledged Investment is prepaid in whole or in part while a Structured Facility Advance is outstanding against such Pledged Investment, Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender, upon Notice to Borrower, to cause the Funding Bank to charge Borrower's Operating Account for, the amount of the prepayment, to be applied against the applicable Structured Facility Advance.

3.3 (e) The proceeds of the sale, other disposition or repayment of Pledged Assets must be paid directly by the purchaser or refinancing lender to the Cash Collateral Account. Borrower must give Notice to Lender in writing or by telephone followed promptly by written Notice of the Pledged Assets for which proceeds have been received. Upon receipt of Borrower's Notice, Lender will apply any proceeds deposited into the Cash Collateral Account to the payment of the Structured Facility Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Lender is entitled to rely upon Borrower's affirmation that deposits in the Cash Collateral Account represent proceeds of the purchase or repayment of the Pledged Assets specified by Borrower in its Notice. If the payment for the purchase or repayment of Pledged Assets is less than the outstanding Structured Facility Advances against the Pledged Assets identified by Borrower in its Notice, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account in, an amount equal to that deficiency. As long as no Default or Event of Default exists, Lender will return to Borrower any excess proceeds of Pledged Assets.

3.3 (f) Lender reserves the right to revalue any Pledged Asset against which a Structured Facility Advance is outstanding under this Agreement. Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender, upon Notice to Borrower, to cause the Funding Bank to charge Borrower's Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Structured Facility Advance outstanding against the revalued Pledged Asset to an amount equal to the Advance Rate for the applicable type of Pledged Asset multiplied by the Fair Market Value of the Pledged Asset.

3.3 (g) Borrower must give Lender Notice not later than 1:00 p.m. on the Business Day immediately preceding the payment to Lender of proceeds of Pledged Assets or any other payment on the Obligations if the amount of the payment exceeds $20,000,000. If Lender is unable to reinvest that payment as a result of Borrower's failure to provide such Notice, Borrower must pay to Lender an administrative fee equal to 1 day of interest on the amount of that payment at a rate of 1.50% per annum. Administrative and other fees are due and payable in the same manner as interest is due and payable under this Agreement.

3.4.     BUYDOWNS

Borrower may prepay a portion of the Structured Facility Advances in an amount equal to $1,000,000 or an integral multiple $250,000 in excess thereof pursuant to this Section 3.4 (any such prepayment is hereafter referred to as a "Buydown"). A Buydown shall be deemed a prepayment of Structured Facility Advances as agreed between Borrower and Lender, but shall not entitle Borrower to the release of any Collateral. Borrower shall provide Lender 1 Business Day's advance notice of any Buydown. All or any portion of a Buydown may be reborrowed ("Buyup") in an amount equal to $1,000,000 or an integral multiple of $250,000 in excess thereof, upon written notice to Lender no later than 10:30 a.m. on any Business Day, provided no Default or Event of Default has occurred and is continuing and all other conditions precedent have been satisfied or waived. Lender

Dated: 7/1/2003
Amended:  7/24/2003
shall withdraw each Buydown from Borrower's Operating Account by 12:00 noon on the day thereof. Each request for a Buydown or Buyup will be on the corporate letterhead of Borrower and no more than 2 Buydowns/Buyups will occur in any one-week period. In the event Lender receives a payment of Structured Facility Advances which would, as a result of the Buydown, reduce the outstanding principal balance of the Structured Facility Advances to an amount less than zero, a portion of the Buydown sufficient to eliminate such shortfall equal to $1,000,000 or an integral multiple of $250,000 in excess thereof, will be readvanced to Borrower. Lender may apply the Buydown to reduce the interest on Structured Facility Advances in such order as Lender, in its sole discretion, shall determine.

3.5.     STRUCTURED FACILITY COMMITMENT FEES; EXIT FEES; PROFIT SHARING

3.5 (a) At the time of each Structured Facility Advance against a Pledged Investment, Borrower must pay Lender a fee ("Structured Facility Commitment Fee") in the amount as set forth on Exhibit I. Structured Facility Commitment Fees are due when incurred, but are not delinquent if paid within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.5 (b) In the event Borrower originates or acquires a Refinancing Loan, and the Refinancing Loan is either (i) sold by Borrower to a Person other than Lender or a Subsidiary of Lender, or (ii) is not sold within 180 days after origination of the Refinancing Loan, Borrower will pay to Lender an exit fee in the amount as set forth on Exhibit I ("Exit Fee"). Borrower will promptly notify Lender of its origination or acquisition of any Refinancing Loan, and of the occurrence of one of the events described in clause (i) or (ii) above.

3.5 (c) Upon any refinancing, other repayment, sale or other disposition of a Pledged Investment that is a Bridge Mortgage Loan or a Mezzanine Investment, Borrower will pay to Lender an amount equal to the amount as set forth on
Exhibit I. These payments will be retained by Lender from the proceeds of such refinancing, other repayment, sale or other disposition, or Lender shall cause the Funding Bank to charge Borrower's Operating Account for that payment. Not less than 1 Business Day prior to the date proceeds of any refinancing, other repayment, sale or other disposition of a Pledged Investment with respect to which amounts are payable under this Section 3.5(c) are deposited into the Cash Collateral Account, Borrower will provide Lender with a calculation of the Net Profit on such Pledged Investment and the information used by Borrower to make that calculation. If Borrower fails to provide the calculation and information described in the preceding sentence, Lender will not release any excess proceeds of the related Pledged Investment pursuant to Section 3.3(e) until 1 Business Day after such calculation and information are provided. Lender may, in its sole and absolute discretion, recalculate such Net Profit, and in the absence of manifest error, Lender's recalculation of the Net Profit on any such Pledged Investment will be conclusive. Within 3 Business Days of receiving notice of Lender's recalculation of the Net Profit, Borrower must give notice to Lender that it disagrees with such calculation and, in such event the parties agree to, within 3 Business Days of such notice by Borrower, review and discuss the calculation. If the parties are still unable to agree on the calculation of the Net Profit, the calculation will be referred to independent certified public accountants mutually acceptable to Lender and Borrower, and their calculation of Net Profit shall be conclusive. Borrower will bear the cost of the fees and expenses of such accountants.

3.6.     MISCELLANEOUS FEES AND CHARGES

Borrower must reimburse Lender for all Miscellaneous Fees and Charges. Borrower must pay all Miscellaneous Fees and Charges within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

Dated: 7/1/2003
Amended:  7/24/2003

3.7.     OVERDRAFT ADVANCES

If, under the authorization given by Borrower in the Funding Bank Agreement or pursuant to this Agreement, Lender debits Borrower's Operating Account or directs the Funding Bank to honor an item presented against the Operating Account and that debit or direction results in an overdraft, Lender may make an additional Structured Facility Advance to fund that overdraft ("Overdraft Advance"). Borrower must pay (a) the outstanding amount of any Overdraft Advance, within 1 Business Day after the date of the Overdraft Advance, and (b) interest on the amount of the Overdraft Advance, at a rate per annum equal to the Bank One Prime Rate plus 2%, within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.8.     METHOD OF MAKING PAYMENTS

3.8 (a) Unless otherwise specified in this Agreement, Borrower must make all payments under this Agreement to Lender by the close of business on the date when due unless the date is not a Business Day. If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day. Borrower must make all payments in United States dollars in immediately available funds transferred by wire to accounts designated by Lender.

3.8 (b) Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for any interest or fees due and payable to Lender on or after the 9th day after the date of Lender's invoice or, if applicable, on or after the 2nd day after the date of Lender's account analysis statement. Prior to the occurrence of an Event of Default, Lender will provide Borrower with reasonable Notice of any such charge. From and after the occurrence of an Event of Default, Lender may cause the Funding Bank to charge the Operating Account without the necessity of prior demand or Notice from Lender.

3.8 (c) While a Default or Event of Default exists, Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for any Obligations due and payable to Lender, without the necessity of prior demand or Notice from Lender.

                                END OF ARTICLE 3

Dated: 7/1/2003
Amended:  7/24/2003

COLLATERAL

4.1.     GRANT OF SECURITY INTEREST

As security for the payment of the Structured Facility Note and for the performance of all of Borrower's Obligations, Borrower grants a security interest to Lender in all of Borrower's right, title and interest in and to the following described property ("Collateral"):

4.1 (a) All amounts advanced by Lender to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

4.1 (b) All Mortgage Loans and Mezzanine Investments, including all Mortgage Notes, Mezzanine Notes, Preferred Equity Interests, Mortgages, Security Agreements and Liens evidencing, constituting or securing those Mortgage Loans and Mezzanine Investments, that are delivered or caused to be delivered to Lender (including delivery to a third party on behalf of Lender), or that otherwise come into the possession, custody or control of Lender for the purpose of assignment or pledge in connection with this Agreement, are otherwise described in any Advance Request, or in respect of which Lender has made a Structured Facility Advance under this Agreement, and, in the event the Release Amount has not been paid with respect to any Mortgage Loan or Mezzanine Investment pledged hereunder, any Refinancing Loan the proceeds of which are used, in whole or in part, to refinance such Mortgage Loan or Mezzanine Investment (collectively, "Pledged Investments").

4.1 (c) All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Investments or that are delivered or caused to be delivered to Lender or that otherwise come into the possession, custody or control of Lender or its agent, bailee or custodian as assignee in connection with this Agreement, or that are pledged to Lender in connection with this Agreement, for such purpose are registered by book-entry in the name of Lender (including registration in the name of a third party on behalf of Lender), in each case for the purpose of pledge in connection with this Agreement, or in respect of which a Structured Facility Advance has been made by Lender under this Agreement (collectively, "Pledged Securities").

4.1 (d) All private mortgage insurance and all commitments issued by the FHA to insure or guarantee any Mortgage Loans included in the Pledged Investments; all Purchase Commitments held by Borrower covering Pledged Investments or Pledged Securities or Refinancing Loans, and all proceeds from the sale to Investors of Pledged Investments, Pledged Securities and Multifamily Properties against which Structured Facility Advances were made; and all personal property, contract rights, servicing rights or contracts and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payments, intangibles and general intangibles of every kind relating to Pledged Assets, Purchase Commitments, FHA commitments, private mortgage insurance and commitments, and all other documents or instruments relating to Pledged Investments and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Asset.

4.1 (e) All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting

Dated: 7/1/2003
Amended:  7/24/2003
         records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the Collateral.

4.1 (f) All shares of capital stock, membership interests, partnership interests or other ownership interests now owned or hereafter acquired by Borrower (collectively, the "Pledged Shares") in any Property Subsidiary or ARLP Member Entity to the extent a Structured Facility Advance is made with respect to the property of such entity; all certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect or of in exchange for any or all of the Pledged Shares.

4.1 (g) All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Lender, the Funding Bank or Lender's agent, bailee or custodian or designated on the books and records of Borrower as assigned and pledged to Lender, other than cash on deposit with the Funding Bank in a trust or escrow account, including all cash deposited in the Cash Collateral Account and the Wire Disbursement Account.

4.1 (h) All Hedging Arrangements related to the Collateral ("Pledged Hedging Arrangements") and Borrower's accounts in which those Pledged Hedging Arrangements are held ("Pledged Hedging Accounts"), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Lender's security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts applies only to benefits, including rights to payment, related to the Collateral.

4.1 (i) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

4.2.     MAINTENANCE OF COLLATERAL RECORDS

As long as the Structured Facility Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must preserve and maintain, at its chief executive office and principal place of business or in a regional office approved by Lender, or in the office of a computer service bureau engaged by Borrower and approved by Lender and, upon request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender or to an Investor, of the Mortgage Notes, Mortgages, Mezzanine Notes, and Security Agreements, and other agreements or documents evidencing, securing or backing Pledged Investments, Mortgage-backed Securities delivered to Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

Dated: 7/1/2003
Amended:  7/24/2003

4.3.     RELEASE OF SECURITY INTEREST IN PLEDGED INVESTMENTS AND PLEDGED
         SECURITIES

4.3 (a) Lender will release its security interest in the Pledged Assets only against payment to Lender of the Release Amount in connection with those Pledged Assets.

4.3 (b) If Pledged Assets are transferred to a pool custodian or an Investor for inclusion in a Mortgage Pool and Lender has not received the Release Amount with respect to that Pledged Asset before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Lender's security interest continues in the Pledged Assets backing that Pledged Security and Lender is entitled to possession of the Pledged Security in the manner provided in this Agreement.

4.3 (c) Lender has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as that term is defined in the Uniform Commercial Code of Minnesota) or its nominee, Lender has the right to have the Pledged Securities registered in the name of a securities intermediary (as that term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of Lender. Lender has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or an Investor's designee except against payment for those Pledged Securities. Borrower acknowledges that Lender may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and Borrower agrees, upon request of Lender, to execute and deliver to those securities intermediaries Borrower's written concurrence in any such standing arrangements.

4.3 (d) If no Default or Event of Default has occurred and is continuing, Borrower may redeem a Pledged Asset from Lender's security interest by notifying Lender of its intention to redeem the Pledged Asset from pledge and either (1) paying, or causing an Investor to pay, to Lender, for application as a prepayment on the principal balance of the Structured Facility Note, the Release Amount in connection with the Pledged Asset, or (2) delivering substitute Collateral that, in addition to being acceptable to Lender in its sole discretion, will, when included with the remaining Collateral, result in a Structured Facility Collateral Value of all Pledged Assets held by Lender that is at least equal to the aggregate outstanding Structured Facility Advances.

4.3 (e) After a Default or Event of Default occurs, Lender may, with no liability to Borrower or any Person, continue to release its security interest in any Pledged Asset against payment of the Release Amount for that Pledged Asset.

4.3 (f) The amount to be paid by Borrower to obtain the release of Lender's security interest in a Pledged Asset ("Release Amount") will be (1) in connection with the sale of a Pledged Asset by Lender while an Event of Default exists, the amount paid to Lender in a commercially reasonable disposition of that Pledged Asset, and (2) otherwise, until an Event of Default occurs, the principal amount of the Structured Facility Advance outstanding against the Pledged Asset.

Dated: 7/1/2003
Amended:  7/24/2003

4.4.     COLLECTION AND SERVICING RIGHTS

4.4 (a) If no Event of Default exists, Borrower or Servicer may service and receive and collect directly all sums payable to Borrower in respect of the Collateral other than proceeds of any sale of any Collateral. All proceeds of any sale of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

4.4 (b) After an Event of Default, Lender or its designee is entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case (1) Lender or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Lender has no obligation to do so, (2) Borrower must, if Lender requests it to do so, hold in trust for the benefit of Lender and immediately pay to Lender at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Lender as to the source of those funds and (3) all amounts so received and collected by Lender will be held by it as part of the Collateral.

4.5.     RETURN OF COLLATERAL AT END OF STRUCTURED FACILITY COMMITMENT

If (a) the Structured Facility Commitment has expired or been terminated, and
(b) no Structured Facility Advances, interest or other Obligations are outstanding and unpaid, Lender will release its security interest and will deliver all Collateral in its possession to Borrower at Borrower's expense. Borrower's acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Lender is discharged from any liability or responsibility for that Collateral. Nothing in this Section 4.5 shall limit Lender's obligation to release its security interest in specific items of Collateral as provided elsewhere in this Agreement.

4.6.     DELIVERY OF COLLATERAL DOCUMENTS

4.6 (a) Lender may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

4.6 (b) If no Default or Event of Default exists, upon delivery by Borrower to Lender of shipping instructions pursuant to the applicable Exhibit B, Lender will transmit Pledged Investments or Pledged Securities, together with all related loan documents and pool documents previously received by Lender under the requirements of the applicable Exhibit B, to the designated Investor or Approved Custodian or to another party designated by Borrower and acceptable to Lender in its sole discretion.

4.6 (c) If a Default or Event of Default exists, Lender may, without liability to Borrower or any other Person, continue to deliver Pledged Investments or Pledged Securities, together with all related loan documents and pool documents in Lender's possession, to the applicable Investor, or Approved Custodian or to another party acceptable to Lender in its sole discretion.

4.6 (d) Upon payment of the Release Amount for a Multifamily Property or a Commercial Property, Lender agrees to provide a satisfaction for the related Property Mortgage or consent to the transfer thereof by the Property Subsidiary.

Dated: 7/1/2003
Amended:  7/24/2003

4.7.     BORROWER REMAINS LIABLE

Anything herein to the contrary notwithstanding, Borrower shall remain liable under each item of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof and any other agreement giving rise thereto, and in accordance with and pursuant to the terms and provisions thereof. Whether or not Lender has exercised any rights in any of the Collateral, Lender shall have no obligation or liability under any of the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any payment relating thereto, nor shall Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any of the Collateral (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Collateral (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.8.     FURTHER ASSURANCE

Borrower authorizes Lender to file financing statements to perfect and continue Lender's security interest in the Collateral. Borrower will execute and cooperate with Lender in obtaining from third parties control agreements in form satisfactory to Lender with respect to collateral consisting of investment property, deposit accounts, letter-of-credit rights, and electronic chattel paper.

                                END OF ARTICLE 4

Dated: 7/1/2003
Amended:  7/24/2003

CONDITIONS PRECEDENT

5.1.     INITIAL ADVANCE

The effectiveness of this Agreement, including Lender's obligation to make the initial Structured Facility Advance, is subject to the satisfaction, in the sole discretion of Lender, of the following conditions precedent:

5.1 (a) Lender must receive the following, all of which must be satisfactory in form and content to Lender, in its sole discretion:

         (1) The Structured Facility Note and this Agreement duly executed by Borrower.

         (2) Borrower's certificate of Limited Partnership, together with all amendments, as certified by the Secretary of State of Delaware, Borrower's partnership agreement, together with all amendments, certified by the General Partner of Borrower, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that Borrower is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

         (3) A resolution, consent or approval of all of the partners of Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Structured Facility Advance Request and all other agreements, instruments or documents to be delivered by Borrower under this Agreement.

         (4) A certificate as to the incumbency and authenticity of the signatures of the General Partner of Borrower executing this Agreement and the other Loan Documents, and of the employees of the General Partner delivering each Structured Facility Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

         (5) The General Partner's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Delaware, bylaws certified by the corporate secretary of the General Partner and certificates of good standing dated within 30 days of the date of this Agreement.

         (6) A resolution of the General Partner's board of directors, certified as of the date of the Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Structured Facility Advance Request and all other agreements, instruments or documents to be delivered under this Agreement.

         (7) Guarantor's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Maryland, bylaws certified by the corporate secretary of the Guarantor and certificates of good standing dated within 30 days of the date of this Agreement.

         (8) A resolution of the Guarantor's board of directors, certified as of the date of the Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Structured

Dated: 7/1/2003
Amended:  7/24/2003

                  Facility Advance Request and all other agreements, instruments or documents to be delivered under this Agreement.

         (9) Financial statements of the Guarantor (and the Guarantor's Subsidiaries, on a consolidated basis) containing a proforma balance sheet as of the Closing Date, all prepared in accordance with GAAP.

         (10) Opinion of counsel for Borrower and Guarantor, in form and substance satisfactory to Lender.

         (11) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by Borrower in the conduct of its business.

         (12) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Lender or as permitted under this Agreement.

         (13) Copies of Borrower's errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by Borrower as of the date of this Agreement with the provisions of Section 7.8.

         (14) A fully-executed Funding Bank Agreement and evidence that all accounts into which Structured Facility Advances will be funded have been established at the Funding Bank.

         (15)     An executed Guaranty by the Guarantor.

         (16) Evidence that the private placement of Equity Interests in the Guarantor described in the Preliminary Offering Memorandum dated as of June 13, 2003 has been completed or will be completed simultaneously upon this Agreement becoming effective.

         (17) Receipt by Lender of any fees due on the date of this Agreement.

5.1 (b) If Borrower is indebted to any of its partners or Affiliates or any director, officer or shareholder of any partner or any Affiliate of any partner, or to the Guarantor, as of the date of this Agreement, the Person to whom Borrower is indebted must have executed a Subordination of Debt Agreement, on the form prescribed by Lender; and Lender must have received an executed copy of that Subordination of Debt Agreement, certified by the General Partner of Borrower to be true and complete and in full force and effect as of the date of the Structured Facility Advance.

5.2.     EACH ADVANCE

Lender's obligation to make the initial and each subsequent Structured Facility Advance is subject to the satisfaction, in the sole discretion of Lender, as of the date of each Structured Facility Advance, of the following additional conditions precedent:

5.2 (a) Borrower must have delivered to Lender the Structured Facility Advance Request and Collateral Documents required by, and must have satisfied the procedures set forth in, Article 2 and the Exhibits described in that Article. All items delivered to Lender must be satisfactory to Lender in form and content, and Lender may reject any item that does not satisfy the requirements of this Agreement or of the related Purchase Commitment.

Dated: 7/1/2003
Amended:  7/24/2003

5.2 (b) Lender must have received evidence satisfactory to it as to the making or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments necessary to perfect the security interest of Lender in the Collateral under the Uniform Commercial Code or other applicable law.

5.2 (c) The representations and warranties of Borrower contained in Article 6 and Article 9 must be accurate and complete in all material respects as if made on and as of the date of each Structured Facility Advance.

5.2 (d) Borrower must have performed all agreements to be performed by it under this Agreement, and after giving effect to the requested Structured Facility Advance, no Default or Event of Default will exist under this Agreement.

5.2 (e) The Guarantor must have performed all agreements to be performed by the Guarantor under the Guaranty.

5.2 (f) ACM must be the manager of the Guarantor and Borrower under and pursuant to the Management Agreement.

Delivery of a Structured Facility Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Structured Facility Advance.

5.3.     STRUCTURED FACILITY ADVANCES TO FINANCE PREFERRED EQUITY INTERESTS

Lender's obligation to make a Structured Facility Advance being used to finance a Preferred Equity Interest owned or to be owned by a Special Purpose Entity is subject to the delivery by such Special Purpose Entity to Lender of a Pledge Agreement substantially in the form of Exhibit C hereto, duly completed, together with such other documents, including evidence of the Special Purpose Entity's organizational status and authorization of the Pledge Agreement and documentation of the Preferred Equity Interest, as Lender may request.

5.4.     FORCE MAJEURE

Notwithstanding Borrower's satisfaction of the conditions set forth in this Agreement, Lender has no obligation to make a Structured Facility Advance if Lender is unable to deliver such funds as a result of any fire or other casualty, failure of power, strike, lockout or other labor trouble, banking moratorium, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, insurrection, act of terrorism, war or other activity of armed forces, act of God or other similar reason beyond the control of Lender. Lender will make the requested Structured Facility Advance as soon as reasonably possible following the occurrence of such an event.

                                END OF ARTICLE 5

Dated: 7/1/2003
Amended:  7/24/2003

GENERAL REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Structured Facility Advance Request and the making of each Structured Facility Advance, that:

6.1.     PLACE OF BUSINESS

Borrower's chief executive office and principal place of business is 333 Earle Ovington Boulevard, Suite 900, Uniondale, NY, 11553-3617.

6.2.     ORGANIZATION; GOOD STANDING; SUBSIDIARIES

Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full legal power and authority to own its property and to carry on its business as currently conducted. Borrower is duly qualified as a foreign limited partnership to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on Borrower's business, operations, assets or financial condition as a whole. For the purposes of this Agreement, good standing includes qualification for all licenses and payment of all taxes required in the jurisdiction of its formation and in each jurisdiction in which Borrower transacts business. Borrower has no Subsidiaries except as set forth on Exhibit D, which sets forth with respect to each Subsidiary, its name, address, jurisdiction of organization, each state in which it is qualified to do business, and the percentage ownership of its partnership interests by Borrower. Each of Borrower's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full legal power and authority to own its property and to carry on its business as currently conducted.

6.3.     AUTHORIZATION AND ENFORCEABILITY

Borrower has the power and authority to execute, deliver and perform this Agreement, the Structured Facility Note and other Loan Documents to which Borrower is party and to make the borrowings under this Agreement. The execution, delivery and performance by Borrower of this Agreement, the Structured Facility Note and the other Loan Documents to which Borrower is party and the making of the borrowings under this Agreement, and the Structured Facility Note, have been duly and validly authorized by all necessary limited partnership action on the part of Borrower (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not (a) conflict with or violate any provision of law, of any judgments binding upon Borrower, or of the certificate of Limited Partnership or partnership agreement of Borrower, or (b) conflict with or result in a breach of, constitute a default or require any consent under, or result in or require the acceleration of any indebtedness of Borrower under any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be bound or affected, or result in the creation of any Lien upon any property or assets of Borrower (other than the Lien on the Collateral granted under this Agreement). This Agreement, the Structured Facility Note and the other Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights and by general principles of equity.

Dated: 7/1/2003
Amended:  7/24/2003

6.4.     AUTHORIZATION AND ENFORCEABILITY OF GUARANTY

The Guarantor has the power and authority to execute, deliver and perform the Guaranty. The Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

6.5.     APPROVALS

The execution and delivery of this Agreement, the Structured Facility Note and the other Loan Documents and the performance of Borrower's obligations under this Agreement, the Structured Facility Note and the other Loan Documents and the validity and enforceability of this Agreement, the Structured Facility Note and the other Loan Documents do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those that have been obtained and remain in full force and effect.

6.6.     FINANCIAL CONDITION

The balance sheet of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) as of each Statement Date, and the related statements of income, and cash flows for the fiscal period ended on each Statement Date, furnished to Lender, fairly present the financial condition of Borrower (and, if applicable, Borrower's Subsidiaries) as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date. Borrower had, on each Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, those financial statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Borrower except as previously disclosed to Lender in writing. Those financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of Borrower (and, if applicable, Borrower's Subsidiaries), nor is Borrower aware of any state of facts that (with or without notice or lapse of time or both) is reasonably likely to result in any such material adverse change.

6.7.     LITIGATION

There are no actions, claims, suits or proceedings pending or, to Borrower's knowledge, threatened or reasonably anticipated against or affecting Borrower or any Subsidiary of Borrower in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Structured Facility Note or any other Loan Document.

6.8.     COMPLIANCE WITH LAWS

Neither Borrower nor any Subsidiary of Borrower is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that is reasonably likely to result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Structured Facility Note or any other Loan Document.

Dated: 7/1/2003
Amended:  7/24/2003

6.9.     REGULATION U

Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Structured Facility Advance made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.10.    INVESTMENT COMPANY ACT

Borrower is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act.

6.11.    PAYMENT OF TAXES

Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns that are required to be filed with respect to the operations of Borrower and its Subsidiaries, all such returns are true and correct and Borrower and each of its Subsidiaries has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate. The amounts reserved as a liability for income and other taxes payable in the financial statements described in Section 6.6 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Borrower and its Subsidiaries accrued for or applicable to the period and on the dates of those financial statements and all years and periods prior to those financial statements and for which Borrower and its Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted against Borrower, any Subsidiary of Borrower or any property of Borrower or any Subsidiary of Borrower with respect to any taxes, fees or charges.

6.12.    AGREEMENTS

Neither Borrower nor any Subsidiary of Borrower is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 6.6. Neither Borrower nor any Subsidiary of Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default is reasonably likely to result in a material adverse change in Borrower's business, operations, properties or financial condition as a whole. No holder of any indebtedness of Borrower or of any of its Subsidiaries has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of Borrower or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or of any of its Subsidiaries or any of its or their properties is pending, or to the knowledge of Borrower, threatened.

6.13.    TITLE TO PROPERTIES

Borrower and each Subsidiary of Borrower has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 6.6, except for those properties and assets that Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the

Dated: 7/1/2003
Amended:  7/24/2003
conduct of Borrower's or the Subsidiary's business. All of Borrower's properties and assets are free and clear of all Liens except as disclosed in Borrower's financial statements.

6.14.    ERISA

Each Plan is in substantial compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply is not reasonably likely to result in a material loss to Borrower or any ERISA Affiliate. All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied. No Plan is a defined-benefit pension plan subject to Title IV of ERISA, and there is no Multiemployer Plan.

6.15.    NO RETIREE BENEFITS

Except as required under Section 4980B of the Internal Revenue Code, Section 601 of ERISA or applicable state law, neither Borrower nor, if applicable, any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

6.16.    ASSUMED NAMES

Borrower does not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Exhibit
G. Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. Borrower's use of the assumed names set forth on Exhibit G does not conflict with any other Person's legal rights to any such name, nor otherwise give rise to any liability by Borrower to any other Person. Borrower may amend Exhibit G to add or delete any assumed names used by Borrower to conduct business. An amendment to Exhibit G to add an assumed name is not effective until Borrower has delivered to Lender an assumed name certificate in the jurisdictions in which the assumed name is to be used, which must be satisfactory in form and content to Lender, in its sole discretion. In connection with any amendment to delete a name from Exhibit G, Borrower represents and warrants that it has ceased using that assumed name in all jurisdictions.

                                END OF ARTICLE 6

Dated: 7/1/2003
Amended:  7/24/2003

AFFIRMATIVE COVENANTS

As long as the Structured Facility Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

7.1.     PAYMENT OF OBLIGATIONS

Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Structured Facility Note, in accordance with their terms.

7.1 (a) As soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower, including the last fiscal quarter of Borrower's fiscal year, an interim statement of income of Borrower and Guarantor (and, if applicable, such Person's Subsidiaries, on a consolidated basis) for that fiscal quarter and the period from the beginning of the fiscal year to the end of that fiscal quarter, and the related balance sheet as at the end of that fiscal quarter, all in reasonable detail, subject, however, to year-end audit adjustments.

7.1 (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, fiscal year-end statements of income, changes in stockholders' equity and cash flows for the Guarantor (and, if applicable, the Guarantor's Subsidiaries, on a consolidated basis) for that year, and the related balance sheet as at the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance satisfactory to Lender and prepared by independent certified public accountants of recognized standing acceptable to Lender and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to the Guarantor.

7.1 (c) Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit E.

7.1 (d) Copies of all regular or periodic financial and other reports that Borrower or Guarantor files with the Securities and Exchange Commission or any successor governmental agency or other entity.

7.2.     OTHER BORROWER REPORTS

Deliver to Lender:

7.2 (a) As soon as available and in any event within 30 days after the end of each Calendar Quarter, a consolidated report from ACM as servicer ("Servicing Portfolio Report") as of the end of such Calendar Quarter, as to all Mortgage Loans the servicing rights to which are owned by Borrower (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Portfolio Report must indicate which Mortgage Loans (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by Borrower.

7.2 (b) As soon as available and in any event within 45 days after the end of each fiscal quarter in the fiscal year of Borrower, a consolidated loan production report as of the end of that

Dated: 7/1/2003
Amended:  7/24/2003
         fiscal quarter, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that fiscal quarter and for the fiscal year-to-date, specified by property type, loan type and Investor to whom each Mortgage Loan was sold.

7.2 (c) Reports in respect of the Pledged Assets in such detail and at such times as Lender in its discretion may reasonably request.

7.2 (d) On or before the 25th day of each month immediately following the end of each fiscal quarter, a loan monitoring analysis with respect to each asset owned by Borrower (whether or not pledged under this Agreement) as of the end of such quarter, in the form attached as Exhibit J.

7.2 (e) A copy of any material change to the Underwriting Guidelines, not fewer than 3 Business Days prior to the effective date of that change.

7.2 (f) On or before the first Business Day of each week, a hedging report, in form and substance satisfactory to Lender, with respect to all fixed-rate Pledged Investments that are not covered by a Purchase Commitment as of the end of the preceding week.

7.2 (g) Other reports in respect of Pledged Assets, including copies of purchase confirmations issued by Investors purchasing Pledged Loans from Borrower, in such detail and at such times as Lender in its discretion may reasonably request.

7.2 (h) With reasonable promptness, all further information regarding the business, operations, properties or financial condition of Borrower as Lender may reasonably request, including copies of any audits, if any, completed by HUD, Ginnie Mae, Fannie Mae, Freddie Mac and any rating agency.

7.2 (i) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of Borrower as Lender may reasonably request.

7.3.     MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS

Preserve and maintain its existence as a Limited Partnership in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, conduct its business in an orderly and efficient manner; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

7.4.     COMPLIANCE WITH APPLICABLE LAWS

Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could reasonably be expected to result in a material adverse change in Borrower's business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, the Structured Facility Note, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

7.5.     INSPECTION OF PROPERTIES AND BOOKS; OPERATIONAL REVIEWS

7.5 (a) Permit Lender or any Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of Borrower and its Subsidiaries with

Dated: 7/1/2003
Amended:  7/24/2003

         Borrower's officers, agents and employees, and to examine and make copies or extracts of Borrower's and its Subsidiaries' books of account, all at such reasonable times and, as long as no Default or Event of Default has occurred and is continuing, on such reasonable Notice, as Lender or any Participant may request.

7.5 (b) Provide its accountants with a copy of this Agreement promptly after its execution and authorize and instruct them to answer candidly all questions that the officers of Lender or any Participant or any authorized representatives of Lender or any Participant may address to them in reference to the financial condition or affairs of Borrower and its Subsidiaries. As long as no Default or Event of Default has occurred and is continuing, Lender shall provide Borrower with advance notice of any such inquiry to Borrower's accountants. Borrower may have its representatives in attendance at any meetings held between the officers or other representatives of Lender or any Participant and Borrower's accountants under this authorization.

7.5 (c) Permit Lender or any Participant (and their authorized representatives) access to Borrower's premises and records for the purpose of conducting a review of Borrower's general mortgage business methods, policies and procedures, auditing its loan files, and reviewing the financial and operational aspects of Borrower's business.

7.6.     NOTICE

Give prompt Notice to Lender of (a) any action, suit or proceeding instituted by or against Borrower or any of its Subsidiaries or its General Partner in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $500,000 (or, in the case of a personal injury claim fully covered by insurance, $1,000,000), or any such proceedings threatened against Borrower or any of its Subsidiaries or its General Partner in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against Borrower, or any of its assets or any of its Subsidiaries or its General Partner; (c) an Event of Default; (d) a Default that continues for more than 5 days; (e) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, and the reason for that transfer, loss, nonrenewal or termination; (f) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower proposes to take with respect to it; and (g) any other action, event or condition of any nature that may lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrower or any of its Subsidiaries or any of its General Partners.

7.7.     PAYMENT OF DEBT, TAXES AND OTHER OBLIGATIONS

Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might become a Lien or charge upon any of their respective properties or assets. Borrower and its Subsidiaries are not required to pay, however, any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower or its Subsidiaries have obtained an adequate bond or adequate insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

Dated: 7/1/2003
Amended:  7/24/2003

7.8.     INSURANCE

Maintain blanket bond coverage and errors and omissions insurance or mortgage impairment insurance, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity. Copies of such policies must be furnished to Lender without charge upon request of Lender.

7.9.     SUBORDINATION OF CERTAIN INDEBTEDNESS

Cause any indebtedness of Borrower to any partner or Affiliate or any shareholder, director or officer of any partner or Affiliate of Borrower, or to any Guarantor, which indebtedness has a term of more than 1 year or is in excess of $25,000, to be subordinated to the Obligations by the execution and delivery to Lender of a Subordination of Debt Agreement, on the form prescribed by Lender, certified by the General Partner of Borrower to be true and complete and in full force and effect.

7.10.    OTHER LOAN OBLIGATIONS

Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject, and promptly notify Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other Lender. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Borrower must give Lender at least 30 days Notice before entering into any additional lines of credit or agreements.

7.11.    ERISA

Maintain (and, if applicable, cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not (and, if applicable, not permit any ERISA Affiliate to), (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

7.12.    HEDGING ARRANGEMENTS

Maintain Hedging Arrangements with respect to the risk that the market value of Borrower's portfolio of fixed rate Mortgage Loans held for sale and not covered by Purchase Commitments (including, without limitation, any such Mortgage Loans that are Pledged Loans) will change as a result of changes in interest rates prior to the sale of such Mortgage Loans mitigating, in accordance with Borrower's hedging practices that are reasonably acceptable to Lender, the risk that the value of such Mortgage Loans will change as a result of changes in interest rates.

Dated: 7/1/2003
Amended:  7/24/2003

7.13.    CLOSING INSTRUCTIONS

         Indemnify and hold Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or attorney to comply with Borrower's disbursement or instruction letter relating to any Mortgage Loan or Mezzanine Investment. Lender has the right to pre-approve, such approval not to be unreasonably withheld or delayed, Borrower's choice of title insurance company, agent or attorney and Borrower's disbursement or instruction letter to them in any case in which Borrower intends to obtain a Structured Facility Advance against the Mortgage Loan or Mezzanine Investment to be created at settlement or to pledge that Mortgage Loan or Mezzanine Investment as Collateral under this Agreement.

7.14.    USE OF PROCEEDS OF STRUCTURED FACILITY ADVANCES

Use the proceeds of each Structured Facility Advance solely for the purpose of funding the origination or acquisition of (i) Bridge Mortgage Loans, (ii) Note Acquisition Loans, (iii) Mezzanine Investments or (iv) Multifamily Properties acquired in Property Acquisition. Structured Facility Advances, other than Structured Facility Advances made to finance Property Acquisitions, will be made against the pledge of those Eligible Investments as Collateral. Structured Facility Advances made to finance Property Acquisitions will be made against (i) in the case of a Multifamily Property owned by a Property Subsidiary, the pledge of 100% of the stock or other equity ownership interest in such Property Subsidiary to Lender, or (ii) in the case of a Multifamily Property owned by Borrower, a Property Mortgage covering each Multifamily Property.

                                END OF ARTICLE 7

Dated: 7/1/2003
Amended:  7/24/2003

NEGATIVE COVENANTS

As long as the Structured Facility Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

8.1.     CONTINGENT LIABILITIES

Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for obligations arising in connection with the sale of Mortgage Loans with recourse in the ordinary course of Borrower's business.

8.2.     PLEDGE OF SERVICING CONTRACTS

Pledge or grant a security interest in any existing or future Servicing Contracts of Borrower other than to Lender, or omit to take any action required to keep all of Borrower's Servicing Contracts in full force and effect.

8.3.     RESTRICTIONS ON FUNDAMENTAL CHANGES

8.3 (a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person.

8.3 (b) Amend or otherwise modify Borrower's certificate of limited partnership or partnership agreement.

8.3 (c) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

8.3 (d) Cease actively to engage in the business of originating or acquiring Mortgage Loans or Mezzanine Investments or make any other material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement.

8.3 (e) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales of
         (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Mezzanine Investments.

8.3 (f) Acquire by purchase or in any other transaction all or substantially all of the business or property of, or all or substantially all of the stock or other ownership interests of, any Person, except in connection with the collection or restructuring of any loan made or Equity Interest acquired by Borrower in the ordinary course of its business.

8.3 (g) Permit any Subsidiary of Borrower to do or take any of the foregoing actions.

8.4.     DEFERRAL OF SUBORDINATED DEBT

Except as permitted in the Subordination of Debt Agreement related thereto, pay any Subordinated Debt of Borrower in advance of its stated maturity or, after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated

Dated: 7/1/2003
Amended:  7/24/2003

Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

8.5.     ACCOUNTING CHANGES

Make, or permit any Subsidiary of Borrower to make, any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary of Borrower.

8.6.     LEVERAGE RATIO

Permit Borrower's Leverage Ratio at any time to exceed 6 to 1.

8.7.     MINIMUM MODIFIED NET WORTH

Permit Modified Net Worth of Borrower (and its Subsidiaries, on a consolidated basis) at any time to be less than $115,000,000 plus 80% of the net proceeds of any private placement or initial public offering of Equity Interests in the Guarantor conducted after the Closing Date.

8.8.     MINIMUM LIQUID ASSETS

Permit Borrower's Liquid Assets at any time to be less than $3,000,000.

8.9.     PORTFOLIO PERFORMANCE RATIO

Permit Borrower's Portfolio Performance Ratio, measured as of the last day of each month, to be less than 1.25 to 1.00.

8.10.    PROFITABILITY

Permit Borrower's (and its Subsidiaries, on a consolidated basis) net income for any fiscal year to be less than zero.

8.11.    DISTRIBUTIONS TO PARTNERS

Make any distributions to Borrower's partners (including any purchase or redemption of partnership interests), if a Default or an Event of Default exists or would occur as a result of the distribution.

8.12.    TRANSACTIONS WITH AFFILIATES

Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrower's Affiliates, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates, (c) merge or consolidate with or purchase or acquire assets from those Affiliates, or (d) pay management fees in excess of those provided for under the Management Agreement in effect on the date of this Agreement; provided, however, that Borrower or any Subsidiary may engage in any transaction described in clause (a) or (b) above if such transaction is in the ordinary course of its business pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and, except in the case of wholly-owned, special purpose Subsidiaries, upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

Dated: 7/1/2003
Amended:  7/24/2003

8.13.    SERVICING CONTRACTS

Acquire or enter into Servicing Contracts with any Person other than ACM.

                                END OF ARTICLE 8

Dated: 7/1/2003
Amended:  7/24/2003

SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

9.1. SPECIAL REPRESENTATIONS AND WARRANTIES CONCERNING STRUCTURED FACILITY COLLATERAL

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Structured Facility Advance Request and the making of each Structured Facility Advance, that:

9.1 (a) Borrower has not selected the Collateral in a manner so as to affect adversely Lender's interests.

9.1 (b) Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement or the Existing ACM Agreement) of the Pledged Assets (including the Initial Eligible Investments) or of the Property Subsidiary that owns the Multifamily Properties against which Structured Facility Advances are outstanding. All Pledged Assets and any related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Lender, subject to no other Liens.

9.1 (c) Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

9.1 (d) Any Mortgage Loan and any related document included in the Pledged Investments (1) has been duly executed and delivered by the parties thereto, (2) has been made in compliance with all applicable requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations, (3) is and will continue to be valid and enforceable in accordance with its terms, without defense or offset, (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived, (5) has been evaluated or appraised in accordance with Title XI of FIRREA, and (6) complies and will continue to comply with the terms of this Agreement. Each Mortgage Loan has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing such Mortgage Loans.

9.1 (e) Any Mezzanine Investment that is not a Mortgage Loan (1) has been duly executed and delivered by the related obligor, (2) has been made in compliance with all applicable laws and regulations, (3) is and will continue to be valid and enforceable in accordance with its terms, without defense or offset, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' right and by general principles of equity, (4) has not been modified or amended, except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived, (5) is not required to be registered under any federal or applicable state securities laws, and
         (6) complies and will continue to comply with the terms of this Agreement. Each such Mezzanine Investment has been fully advanced.

9.1 (f) No default has occurred and is continuing for more than 60 days under any Mortgage Loan or other loan included in the Pledged Investments, and no related borrower has failed to declare and pay any scheduled preferred dividends or other income payments in respect of

Dated: 7/1/2003
Amended:  7/24/2003
         any Preferred Equity Interest included in the Pledged Investments, without the Structured Facility Advance against such Pledged Investment having been repaid in accordance with Section 3.3(c) hereof.

9.1 (g) Properties securing or otherwise backing Pledged Investments, and Multifamily Properties against which Structured Facility Advances are outstanding located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

9.1 (h) Each Pledged Asset is secured by a Mortgage on, or is otherwise backed by, real property and improvements located in one of the states of the United States or the District of Columbia.

9.1 (i) Each Pledged Investment other than a Note Acquisition Loan has been closed or acquired or will be closed and funded with the Structured Facility Advance made against it.

9.1 (j) Each Bridge Mortgage Loan, Note Acquisition Loan and Mezzanine Investment pledged hereunder is an Eligible Mortgage Investment.

9.1 (k) The Mortgage Note for each Pledged Investment is (1) payable or endorsed to the order of Borrower, (2) an "instrument" within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

9.1 (l) No party to a Mortgage Loan or any related document is in violation of any applicable law, rule or regulation that would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

9.1 (m) All fire and casualty policies covering the real property and improvements encumbered by each Mortgage included in the Pledged Investments, or a Multifamily Property against which a Structured Facility Advance is outstanding, (1) name and will continue to name Borrower and its successors and assigns as the insured under a standard mortgagee clause, except in the case of a Multifamily Property against which a Structured Facility Advance is outstanding, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available.

9.1 (n) Neither Borrower nor any of Borrower's Affiliates has any ownership interest, right to acquire any ownership interest or equivalent economic interest in any Multifamily Property or Health Care Facility securing a Pledged Investment or the mortgagor under the Pledged Investment or any other obligor on the Mortgage Note for such Pledged Investment, except for (1) Bridge Mortgage Loans, (2) any such interest constituting a Mezzanine Investment, and (3) any such interest acquired as additional compensation for providing such Pledged Investment.

9.1 (o) The original assignments of Mortgage delivered to Lender for each Pledged Investment that is a Mortgage Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

Dated: 7/1/2003
Amended:  7/24/2003

9.1 (p) None of the mortgagors, guarantors or other obligors of any Pledged Investment is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.2.     SPECIAL AFFIRMATIVE COVENANTS CONCERNING COLLATERAL.

As long as the Structured Facility Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

9.2 (a) Warrant and defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

9.2 (b) Service or cause to be serviced all Mortgage Loans in accordance with the Underwriting Guidelines, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans serviced pursuant to Servicing Contracts included in the Servicing Portfolio in accordance with the applicable Servicing Contract and all applicable HUD, Fannie Mae, Freddie Mac and Investor requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Borrower will hold all escrow funds collected in respect of Pledged Investments and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

9.2 (c) Pay (or require to be paid) prior to their becoming delinquent all taxes, assessments, insurance premiums, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral or Servicing Contracts included in the Servicing Portfolio (provided, that nothing herein shall require Borrower to discharge Liens on properties subject to Mortgage Loans serviced by Borrower).

9.2 (d) Execute and deliver to Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Lender under this Agreement. Lender will have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein.

9.2 (e) Record in the appropriate recording office to perfect a Lien on each Multifamily Property owned by Borrower against which a Structured Facility Advance has been requested a Property Mortgage with respect to such Multifamily Property, including the payment of all recording fees or taxes.

9.2 (f) Promptly upon execution thereof, deliver to Lender a copy of any contract entered into by Borrower for the sale, transfer or other disposition of any Multifamily Property against which a Structured Facility Advance has been made.

9.2 (g) Instruct the purchaser of any Multifamily Property against which a Structured Facility Advance has been made to wire transfer the purchase proceeds of such Multifamily Property to the Cash Collateral Account.

9.2 (h) Deliver all certificates and instruments representing or evidencing the Pledged Shares to Lender, together with stock powers or other instruments of assignment, duly completed in blank contemporaneously with the making of the related Structured Facility Advance.

Dated: 7/1/2003
Amended:  7/24/2003

9.2 (i) (i) Cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Borrower, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

9.2 (j) From and after the occurrence and during the continuance of an Event of Default, within 20 days after the request of Lender, deliver to Lender an appraisal of any Property securing or otherwise backing an Eligible Investment against which a Structured Facility Advance is outstanding, setting forth the Appraised Property Value of that Property.

9.2 (k) Compare the names of every mortgagor, guarantor and other obligor of every Mortgage Loan, together with appropriate identifying information concerning those Persons obtained by Borrower, against every Restriction List, and make certain that none of the mortgagors, guarantors or other obligors of any Mortgage Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.2 (l) Review the Underwriting Guidelines periodically to confirm that those policies and procedures are being complied with in all material respects and are adequate to meet Borrower's business objectives.

9.3.     SPECIAL NEGATIVE COVENANTS CONCERNING COLLATERAL

As long as the Structured Facility Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

9.3 (a) Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Investments or Pledged Securities, except for amendments or modifications which (i) do not affect or relate to the principal, interest or any other payments due under the Pledged Investment, (ii) would not result in the Pledged Investment being ineligible to be financed under this Agreement and
         (iii) do not materially and adversely affect the mortgagee's remedies under such Pledged Investment.

9.3 (b) Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral.

9.3 (c) Borrower shall not make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral without providing prior written notice thereof to Lender.

9.3 (d) Borrower shall not make any material change in the Underwriting Guidelines without providing the notice required pursuant to Section 7.2(e) of this Agreement.

9.4.     SPECIAL REPRESENTATIONS CONCERNING MULTIFAMILY PROPERTIES

Borrower hereby represents and warrants to Lender, as of the date of this Agreement and as of the date of each Structured Facility Advance Request for a Structured Facility Advance against a Multifamily Property acquired in a Property Acquisition and the making of each such Structured Facility Advance, that each Property Mortgage is in full force and effect, is legal, valid and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and by general principles of equity, and

Dated: 7/1/2003
Amended:  7/24/2003
no default or event which, with notice or lapse of time or both, would become a default, exists under any such Property Mortgage.

9.5.     SPECIAL REPRESENTATIONS CONCERNING PLEDGED SHARES

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Structured Facility Advance Request for a Structured Facility Advance and the making of each such Structured Facility Advance, that:

9.5 (a) Borrower has title to the Pledged Shares and will have title to all further Pledged Shares hereafter acquired, free of all Liens except the security interest in favor of Lender.

9.5 (b) Borrower has full power and authority to subject the Pledged Shares to the security interest created hereby.

9.5 (c) No financing statement covering all or part of the Pledged Shares is on file in any public office (except for any financing statements filed by the Lender).

9.5 (d) The Pledged Shares have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The certificates representing the Pledged Shares are genuine. The Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof.

9.5 (e) The Pledged Shares constitute 100% of the issued and outstanding shares of capital stock, the membership interests or the partnership interests, as applicable, or the respective issuers thereof.

                                END OF ARTICLE 9

Dated: 7/1/2003
Amended:  7/24/2003

DEFAULTS; REMEDIES

10.1.    EVENTS OF DEFAULT

The occurrence of any of the following is an event of default ("Event of Default"):

10.1 (a) Borrower fails to pay the principal of any Structured Facility Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Structured Facility Advance within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Lender.

10.1 (b) Borrower or any of its Subsidiaries or any General Partner of Borrower fails to pay, or defaults in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breaches or defaults with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrower or its Subsidiaries or any General Partner of Borrower in the aggregate amount of $250,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise).

10.1 (c) Borrower fails to perform or comply with any term or condition applicable to it contained in Section 7.3, Section 7.14 or in any Section of Article 8.

10.1 (d) Any representation or warranty made or deemed made by Borrower or any General Partner of Borrower under this Agreement, in any other Loan Document (other than the representations and warranties set forth in Section 9) or in any written statement or certificate at any time given by Borrower or any General Partner of Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

10.1 (e) Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1(a), 10.1 (c) or 10.1 (d) and such default has not been remedied or waived within 30 days after the earliest of
         (1) receipt by Borrower of Notice from Lender of that default, (2) receipt by Lender of Notice from Borrower of that default or (3) the date Borrower should have notified Lender of that default under Section
         7.6 of this Agreement.

10.1 (f) An "event of default" (however defined) occurs under any agreement between Borrower and Lender other than this Agreement and the other Loan Documents or an "event of default" (however defined) occurs under the Management Agreement or the Servicing Agreement.

10.1 (g) A case (whether voluntary or involuntary) is filed by or against Borrower or any Subsidiary of Borrower or the Guarantor under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary of Borrower or the Guarantor, or over all or a substantial part of their respective properties or assets; or Borrower or any

Dated: 7/1/2003
Amended:  7/24/2003

         Subsidiary of Borrower or the Guarantor (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary of Borrower, or the Guarantor, or over all or a substantial part of their respective properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due.

10.1 (h) Lender's security interest on any portion of the Collateral becomes unenforceable or otherwise impaired.

10.1 (i) A wholly-owned Subsidiary of Guarantor ceases to be the General Partner of Borrower.

10.1 (j) Guarantor for any reason ceases to be a real estate investment trust for United States federal tax purposes.

10.1 (k) Any Person other than ACM is the servicer with respect to any Collateral.

10.1 (l) Guarantor creates or enters into any operating partnership or investment vehicle other than Borrower.

10.2.    REMEDIES

10.2 (a) If an Event of Default described in Section 10.1(g) occurs with respect to Borrower or Guarantor, the Structured Facility Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Structured Facility Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

10.2 (b) If any other Event of Default occurs, Lender may, by Notice to Borrower, terminate the Structured Facility Commitment and declare the Obligations to be immediately due and payable.

10.2 (c) If any Event of Default occurs, Lender may also take any of the following actions:

         (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

         (2) Notify all obligors under any of the Collateral that the Collateral has been assigned to Lender (or to another Person designated by Lender) and that all payments on that Collateral are to be made directly to Lender (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Lender; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

         (3) Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Lender or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

Dated: 7/1/2003
Amended:  7/24/2003

         (4) Act, or contract with a third party to act, at Borrower's expense, as servicer or subservicer of Collateral requiring servicing, and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

         (5) Require Borrower to assemble and make available to Lender the Collateral and all related books and records at a place designated by Lender.

         (6) Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

         (7) Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate.

         (8) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as Lender may determine, including sale under any applicable Purchase Commitment. Lender will give Borrower not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Borrower agrees that 10 days' notice is reasonable notice. Lender may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by Lender until the purchaser pays the selling price or takes possession of the Collateral. Lender has no liability to Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Lender may sell the Collateral again upon notice complying with this Section.

         (9) Instead of or in conjunction with exercising the power of sale authorized by Section 10.2(c)(8), Lender may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose Lender's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

         (10) Proceed against Borrower on the Structured Facility Note or against the Guarantor under the Guaranty.

         (11) Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 10.3.

10.2 (d) Lender will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Borrower waives (to the extent permitted by law) any claims it may have against Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Lender might have

Dated: 7/1/2003
Amended:  7/24/2003
         obtained at a public sale, or was less than the aggregate amount of the outstanding Structured Facility Advances, accrued and unpaid interest on those Structured Facility Advances, and unpaid fees, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

10.2 (e) Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Lender is not required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve Borrower's rights against other prior parties.

10.2 (f) Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Structured Facility Note.

10.2 (g) No failure or delay on the part of Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Lender, or Lender's exercise of any other right, power or remedy. Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

10.2 (h) Borrower grants Lender a license or other right to use, without charge, Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrower's rights under all licenses and all other agreements related to the foregoing inure to Lender's benefit until the Obligations are paid in full.

10.3.    APPLICATION OF PROCEEDS

Lender may apply the proceeds of any sale, disposition or other enforcement of Lender's Lien on all or any portion of the Collateral to the payment of the Obligations in the order Lender determines in its sole discretion. From and after the indefeasible payment to Lender of all of the Obligations, any remaining proceeds of the Collateral will be paid to Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct. If the proceeds of any

Dated: 7/1/2003
Amended:  7/24/2003
sale, disposition or other enforcement of the Collateral are insufficient to cover the costs and expenses of that sale, disposition or other enforcement and payment in full of all Obligations, Borrower is liable for the deficiency.

10.4.    LENDER APPOINTED ATTORNEY-IN-FACT

Borrower appoints Lender its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Structured Facility Note and the other Loan Documents and taking any action and executing any instruments that Lender deems necessary or advisable to accomplish that purpose. Borrower's appointment of Lender as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender may give notice of its Lien on the Collateral to any Person, either in Borrower's name or in its own name, endorse all Pledged Investments or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Investments or Pledged Securities and give full discharge for those transactions. Lender agrees not to exercise the foregoing power of attorney except after the occurrence and during the continuance of an Event of Default.

10.5.    RIGHT OF SET-OFF

If Borrower defaults in the payment of any Obligation, Lender may, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any indebtedness at any time owed by Lender to or for the account of Borrower, against the Obligations, whether or not those Obligations have matured.

                                END OF ARTICLE 10

Dated: 7/1/2003
Amended:  7/24/2003

MISCELLANEOUS

11.1.    NOTICES

Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement ("Notices") must be in writing and must be sent by manual delivery, facsimile, overnight courier or United States mail (postage prepaid), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

             If to Borrower:             Arbor Realty Limited Partnership
                                         c/o Arbor Commercial Mortgage, LLC
                                         333 Earle Ovington Boulevard, Suite 900
                                         Uniondale, NY  11553-3617
                                         Attention: Frederick Herbst, CFO and
                                                    John Natalone, Treasurer
                                         Facsimile: (516) 832-6409

             If to Lender:               Residential Funding Corporation
                                         7501 Wisconsin Avenue
                                         Bethesda, MD  20814
                                         Attention: Chuck Schweitzer, Director
                                         Facsimile: 301-215-7212

All periods of Notice will be measured from the date of delivery if delivered manually or by facsimile, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that Notices to Lender under Article 2 and Section
3.3 (e) shall be deemed to have been given only when actually received by Lender. Borrower authorizes Lender to accept Borrower's Structured Facility Advance Requests, shipping requests, wire transfer instructions and security delivery instructions transmitted to Lender by facsimile and those documents, when transmitted to Lender by facsimile have the same force and effect as the originals.

11.2.    REIMBURSEMENT OF EXPENSES; INDEMNITY

Borrower must: (a) pay Lender a document production fee in connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as Lender may require and all out-of-pocket costs and expenses of Lender, including reasonable fees, service charges and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Structured Facility Note, and other Loan Documents, the making, repayment and payment of interest on the Structured Facility Advances and the payment of all other Obligations under Loan Documents; (c) indemnify, pay, and hold harmless Lender and any other holder of the Structured Facility Note from and against, all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Lender and any other holder of the Structured Facility Note harmless from and against all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless Lender and all of its Affiliates, officers, directors, employees or agents and any subsequent holder of the Structured Facility Note (collectively called the "Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel to the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative

Dated: 7/1/2003
Amended:  7/24/2003
or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) that may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Structured Facility Note, or any other Loan Document or any of the transactions contemplated by this Agreement, the Structured Facility Note and the other Loan Documents, including against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel to the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) arising from any breach of Sections 9.1(p) and 9.2(k) or the making of any Mortgage Loan in which any mortgagor, guarantor or other obligor is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law ("Indemnified Liabilities"), except that Borrower has no obligation under this Agreement with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower must contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of Borrower contained in this Article survives the expiration or termination of this Agreement and the payment in full of the Structured Facility Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.3.    FINANCIAL INFORMATION

All financial statements and reports furnished to Lender under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for Borrower's most recent fiscal year (except to the extent otherwise required to conform to good accounting practice).

11.4.    TERMS BINDING UPON SUCCESSORS; SURVIVAL OF REPRESENTATIONS

The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. All of Borrower's representations, warranties, covenants and agreements survive the making of any Structured Facility Advance, and except where a longer period is set forth in this Agreement, remain effective for as long as the Structured Facility Commitment is outstanding or there remain any Obligations to be paid or performed.

11.5.    ASSIGNMENTS AND PARTICIPATIONS

This Agreement and the Obligations of Borrower may not be assigned by Borrower. Lender may, subject to the limitations set forth below, assign or transfer, in whole or in part, any Structured Facility Advances, together with its corresponding rights under this Agreement and the other Loan Documents, and further may sell participations in all or any part of any Structured Facility Advances or any other interest in the Obligations or any of its obligations under this Agreement to another Person. The rights of any such assignee or participant against Lender in respect of such assignment or participation are those set forth in the agreement executed by that Lender in favor of the assignee or participant relating thereto, but such assignee or participant shall not become a party to this Agreement. Lender shall remain solely responsible to Borrower for the performance of its obligations under the Loan Documents. Lender shall retain all voting rights with respect to the Structured Facility Note, the Structured Facility Advances hereunder and the Structured

Dated: 7/1/2003
Amended:  7/24/2003

Facility Commitment. Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under the Loan Documents. Notwithstanding the foregoing, nothing contained herein shall in any manner or to any extent affect the right of Lender to assign its Structured Facility Note and its right to receive and retain payments on its Structured Facility Note provided Lender remains primarily and directly liable pursuant to the terms and conditions of this Agreement to keep, observe and perform all of its obligations under this Agreement. Lender may furnish any information concerning Borrower in its possession from time to time to Affiliates and to assignees and participants (including prospective assignees and participants) and Borrower hereby consents to the provision of such information. Without limitation of the exclusive right of Lender to collect and enforce such Obligations, Borrower agrees that each disposition will give rise to a debtor-creditor relationship of Borrower to the assignee or participant, and Borrower authorizes each assignee or participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of Borrower which may be in the hands of such assignee or participant.

11.6.    AMENDMENTS

Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless the amendment, modification or supplement is set forth in writing signed by both Borrower and Lender.

11.7.    GOVERNING LAW

This Agreement and the other Loan Documents are governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

11.8.    CONFIDENTIALITY

Lender shall use reasonable efforts to assure that information about Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to Lender pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Lender and Borrower and not divulged to any Person other than the Lender, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of Lender hereunder and under the other Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 11.5 (provided such assignees, participants and prospecting assignees and participants agree to be bound by this Section 11.8) and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over Lender or by any applicable law, rule, regulation or judicial process, the opinion of Lender's counsel concerning the making of such disclosure to be binding on the parties hereto.

11.9.    RELATIONSHIP OF THE PARTIES

This Agreement provides for the making and repayment of Structured Facility Advances by Lender (in its capacity as a lender) and Borrower (in its capacity as a borrower), for the payment of interest on those Structured Facility Advances and for the payment of certain fees by Borrower to Lender. The relationship between Lender and Borrower is limited to that of creditor and secured party on the part of Lender and of debtor on the part of Borrower. The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Lender to protect its interest as a creditor and secured party. Nothing in this Agreement creates

Dated: 7/1/2003
Amended:  7/24/2003
or may be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower or to conduct Borrower's operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, partnership or other relationship between Lender and Borrower other than as explicitly and specifically stated in the Loan Documents. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in Sections
11.17 and 11.18, respectively. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lender for credit and to execute and deliver this Agreement.

11.10.   SEVERABILITY

If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement.

11.11.   OPERATIONAL REVIEWS

From time to time upon request, Borrower will permit Lender or its representative access to its premises and records for the purpose of conducting a review of Borrower's general mortgage business methods, policies, and procedures, auditing loan files and reviewing financial operational aspects of Borrower's business.

11.12.   CONSENT TO CREDIT REFERENCES

Borrower consents to the disclosure of information regarding Borrower and its Subsidiaries and their relationships with Lender to Persons making credit inquiries to Lender. This consent is revocable by Borrower at any time upon Notice to Lender as provided in Section 11.1.

11.13.   COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

11.14.   HEADINGS/CAPTIONS

The captions or headings in this Agreement and the other Loan Documents are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement or any other Loan Document.

11.15.   ENTIRE AGREEMENT

This Agreement, the Structured Facility Note and the other Loan Documents represent the final agreement among the parties with respect to their subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the parties with respect to the subject matter of this Agreement, the Structured Facility Note and the other Loan Documents.

Dated: 7/1/2003
Amended:  7/24/2003

11.16.   CONSENT TO JURISDICTION

AT THE OPTION OF LENDER, THIS AGREEMENT, THE STRUCTURED FACILITY NOTE AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON BORROWER BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT ITS ADDRESS LAST KNOWN TO LENDER. BORROWER'S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT LENDER'S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE BORROWER'S ACTION DISMISSED WITHOUT PREJUDICE.

11.17.   WAIVER OF JURY TRIAL

BORROWER AND LENDER EACH PROMISES AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR ARISES AFTER THE DATE OF THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. LENDER AND BORROWER ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, BORROWER AND LENDER EACH CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

11.18.   WAIVER OF PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES

BORROWER AND LENDER EACH WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE OTHER PARTY'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY BORROWER AGAINST LENDER OR ANY OF LENDER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS OR BY LENDER AGAINST BORROWER OR ANY OF BORROWER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR

Dated: 7/1/2003
Amended:  7/24/2003

WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY. LENDER AND BORROWER ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

                                END OF ARTICLE 11

Dated: 7/1/2003
Amended:  7/24/2003

INITIAL ELIGIBLE INVESTMENTS

12.1.    ASSIGNMENT AND ASSUMPTION

Prior to the Closing Date, ACM is the owner of the Initial Eligible Investments. ACM has pledged the Initial Eligible Investments to Lender pursuant to the Existing ACM Agreement. Under the Existing ACM Agreement, Lender must consent to any transfer or assignment by ACM of the Initial Eligible Investments. On the Closing Date, ACM desires to transfer and assign all of its right, title and interest in and to the Initial Eligible Investments to Borrower, subject to the indebtedness outstanding against the Initial Eligible Investments under the Existing ACM Agreement (the "Closing Date Asset Transfer"). Borrower desires on the Closing Date to acquire all of ACM's right, title and interest in and to the Initial Eligible Investments, and to assume all of ACM's obligations relating to the Initial Eligible Investments under the Existing ACM Agreement, with all "Structured Facility Advances" and the "Warehousing Advances" against the Vermillion and NHP assets outstanding as of the Closing Date under the Existing ACM Agreement (the "ACM Advances") automatically becoming Structured Facility Advances under this Agreement as of the Closing Date. Subject to the satisfaction of all conditions set forth in Sections 5.1 and 5.2, (i) Lender consents to the Closing Date Asset Transfer, (ii) Lender agrees that all ACM Advances may be assumed by Borrower and will automatically be deemed to be Structured Facility Advances under this Agreement, and (iii) Lender agrees that the outstanding principal balance of "Structured Facility Advances" and the "Warehousing Advances" against the Vermillion and NHP assets under the Existing ACM Agreement will be reduced to zero.

Dated: 7/1/2003
Amended:  7/24/2003

DEFINITIONS

13.1.    DEFINED TERMS

Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

"Accrual Basis" has the meaning set forth in Section 3.1(c).

"ACM" means Arbor Commercial Mortgage, LLC, a New York limited liability company.

"Acquisition Cost" means (a) with respect to any Mortgage Loan or Mezzanine Investment purchased, and not originated, by Borrower, the cash purchase price paid by Borrower to acquire such Mortgage Loan or Mezzanine Investment minus any portion thereof specifically identified as attributable to amounts other than principal payable with respect to such Mortgage Loan or Mezzanine Investment, and (b) with respect to any Multifamily Property acquired in a Property Acquisition, the cash purchase price by Borrower to acquire such Multifamily Property plus related costs, including, without limitation, brokers fees or commissions, title insurance premiums, legal fees and casualty insurance premiums, in an aggregate amount not to exceed 3% of such cash purchase price.

"Advance Rate" means, with respect to any Eligible Investment, the Advance Rate set forth in Exhibit H for that type of Eligible Investment.

"Affiliate" means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. For these purposes, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

"Agreement" means this Structured Facility Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

"Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

"Approved Custodian" means a pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

"ARLP Member Entity" means a corporation, limited liability company or limited partnership that is a wholly-owned Subsidiary of Borrower and the organizational documents of which provide that such Person (a) was formed or organized solely for the purpose of owning a Preferred Equity Interest, (b) will not engage in any business other than the ownership of that Preferred Equity Interest, (c) will not own any assets other than that Preferred Equity Interest, (d) will not incur any liabilities, other than

Dated: 7/1/2003
Amended:  7/24/2003

(i) liabilities to the entity in which it holds such Preferred Equity Interest,
(ii) under the Loan Documents, and (iii) incidental liabilities relating to its legal status, (e) will maintain its own books, records and accounts separate and apart from those of any other Person, and (f) will hold itself out as being a legal entity separate and distinct from any other Person.

"Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under this Agreement.

"Balance Funded Portion" has the meaning set forth in Section 3.1(b).

"Balance Funded Rate" means, for any Structured Facility Advance, the Balance Funded Rate specified for that Advance in Exhibit H.

"Balance Funding Credit" has the meaning set forth in Section 3.1(b).

"Bank One" means Bank One, National Association, or any successor bank.

"Bank One Prime Rate" means, as of any date of determination, the highest prime rate quoted by Bank One and most recently published by Bloomberg L.P. If the prime rate for Bank One is not quoted or published for any period, then during that period the term "Bank One Prime Rate" means the highest prime rate published in the most recent edition of The Wall Street Journal in its regular column entitled "Money Rates."

"Borrower" has the meaning set forth in the first paragraph of this Agreement.

"Bridge Mortgage Loan" has the meaning set forth in Exhibit H.

"Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

"Buydown" has the meaning set forth in Section 3.4.

"Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

"Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Lender's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

"Closing Date" has the meaning set forth in the Recitals to this Agreement.

"Collateral" has the meaning set forth in Section 4.1.

"Collateral Documents" means, with respect to each Pledged Asset, the documents required to be delivered to Lender pursuant to the applicable Exhibit B for the type of Pledged Asset.

"Collateral Value" means (a) with respect to any Eligible Investment as of the date of determination, the lesser of (i) the amount of any Structured Facility Advance made against such Eligible Investment under Section 2.1 hereof or (ii) the Fair Market Value of such Eligible Investment, and (b) with respect to cash, the amount of such cash.

"Commercial Mortgage Loan" means a Mortgage Loan, other than a Bridge Mortgage Loan, secured by a Mortgage on Commercial Property.

Dated: 7/1/2003
Amended:  7/24/2003

"Commercial Property" means improved commercial real property that is, or will following rehabilitation be, an income-producing property, but is not a Multifamily Property or a Health Care Facility.

"Debt" means (a) all indebtedness or other obligations of a Person that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) without duplication, all indebtedness or other obligations of the Person for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date and all deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness.

"Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

"Default Rate" means, for any Structured Facility Advance, the Interest Rate applicable to that Structured Advance plus 4% per annum. If no Interest Rate is applicable to a Structured Facility Advance, "Default Rate" means, for that Structured Facility Advance, the highest Interest Rate then applicable to any outstanding Structured Facility Advance plus 4% per annum.

"Depository Benefit" means the compensation received by Lender, directly or indirectly, as a result of Borrower's maintenance of Eligible Balances with a Designated Bank.

"Designated Bank" means any bank designated by Lender as a Designated Bank, but only for as long as Lender has an agreement under which Lender receives Depository Benefits from that bank.

"Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

"Earnings Allowance" has the meaning set forth in Section 3.1(b).

"Earnings Credit" has the meaning set forth in Section 3.1(b).

"Eligible Balances" means all funds of or maintained by Borrower and its Subsidiaries and Affiliates in demand deposit or time deposit accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

"Eligible Investment" means an Eligible Mortgage Investment or Multifamily Property acquired in a Property Acquisition that satisfies the conditions and requirements set forth in Exhibit H.

"Eligible Mortgage Investment" means a Mortgage Loan or Mezzanine Investment which, unless otherwise agreed by the Lender in its sole and absolute discretion, satisfies each of the following conditions:

         (a)      if it is a Mortgage Loan, as to which:

                  (1) the Mortgage Note is payable or endorsed to the order of Borrower;

                  (2) each of the Mortgage Note and Mortgage is a legal, valid and binding obligation of the Mortgagor;

Dated: 7/1/2003
Amended:  7/24/2003

                  (3) the Mortgage Note is an "instrument" within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions; and

                  (4) the Mortgage Note is denominated and payable only in United States dollars;

         (b) if it is a Mezzanine Investment other than a Mortgage Loan, as to which:

                  (1)      it is freely assignable;

                  (2) it is not subject to registration under any federal or applicable state securities law;

                  (3) Lender may obtain and perfect a security interest therein in accordance with the Uniform Commercial Code of all applicable jurisdictions;

                  (4) it is either an obligation or a Preferred Equity Interest denominated and payable only in United States dollars; and

                  (5) Lender may, without further consent of Borrower, any Subsidiary or any other Person, exercise its remedies under Section 10 of this Agreement and the Uniform Commercial Code with respect thereto;

         (c) Borrower or (in the case of a Preferred Equity Interest) a Special Purpose Entity owns such Mortgage Loan or Mezzanine Investment free and clear of any Lien (other than the Lien created hereunder);

         (d) neither such Mortgage Loan or Mezzanine Investment nor the related Collateral Documents contravene in any material respect any law, rule or regulation applicable thereto (including, without limitation, all laws, rules and regulations relating to usury) if any such contravention would impair the collectibility of such Mortgage Loan or Mezzanine Investment, and no party to the related Collateral Documents is in violation of any such law, rule or regulation (or procedures prescribed thereby) in any material respect if such violation would impair the collectibility of such Mortgage Loan or Mezzanine Investment or the performance by Borrower, any Subsidiary, or any obligor of its obligations with respect thereto;

         (e) the Mortgage Loan or Mezzanine Investment is not subject to any rights of setoff, counterclaim or defense in favor of the Mortgagor or any other obligor thereon;

         (f) such Mortgage Loan or Mezzanine Investment is not a Fraudulent Loan and complies with all representations and warranties set forth herein with respect thereto;

         (g) such Mortgage Loan or Mezzanine Investment is a loan or Preferred Equity Interest as to which Borrower has conducted its customary due diligence and review, including, without limitation, review of the financial condition of the Mortgagor and inspection of the improved real property subject to the Mortgage or otherwise backing such Mezzanine Investment, directly or indirectly; and

         (h) such Mortgage Loan or Mezzanine Investment has been underwritten in accordance with the Underwriting Guidelines.

Dated: 7/1/2003
Amended:  7/24/2003

"Equity Interests" means all shares, interests, participations or other equivalents, however, designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

"Event of Default" means any of the conditions or events set forth in Section 10.1.

"Exhibit A" means Exhibit A-PA, Exhibit A-MF/MEZ, Exhibit A-MF/APP or Exhibit A-MF, as applicable to the type of Eligible Investment against which a Structured Facility Advance is to be made.

"Exhibit B" means Exhibit B-MF/NA, Exhibit B-MF/MEZ, Exhibit B-MF/BR, Exhibit B-MF/PEI or Exhibit B-MF/PA, as applicable to the type of Eligible Investment against which a Structured Facility Advance is to be made.

"Existing ACM Agreement" means, collectively, (i) the First Amended And Restated Warehousing Credit, Term Loan And Security Agreement (Structured Facility And Servicing Secured Facility) dated as of April 1, 2003, between ACM and Lender, and (ii) the Third Amended and Restated Warehousing Credit and Security Agreement (Commercial Mortgage Loans and Multifamily Mortgage Loans) (Syndicated Agreement) dated as of April 1, 2003, between ACM, the lenders named therein, and Lender, as credit agent.

"Exit Fee" has the meaning in Section 3.5(b).

"Fair Market Value" means, at any time for an Eligible Mortgage Investment, the market price for such Eligible Mortgage Investment, determined by Lender based on market data for similar Mortgage Loans or Mezzanine Investments and such other criteria as Lender deems appropriate in its sole discretion.

"Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

"FHA" means the Federal Housing Administration and any successor agency or other entity.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"First Mortgage" means a Mortgage that constitutes a first Lien on the real property and improvements described in or covered by that Mortgage.

"First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

"Fraudulent Loan" means any Mortgage Loan (a) originated based on any material untrue, incomplete or inaccurate information, whether or not Borrower had knowledge of such misrepresentation or inaccurate information, or (b) that, for any reason, including, without limitation, any fraudulent activity on the part of the mortgagor or Borrower, does not constitute the legal, valid and binding obligation of the mortgagor or other obligor with respect to such Mortgage Loan, enforceable against such mortgagor or other obligor in accordance with its terms.

"Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

Dated: 7/1/2003
Amended:  7/24/2003

"Funding Bank" means Bank One or any other bank designated by Lender as a Funding Bank.

"Funding Bank Agreement" means a letter agreement on the form prescribed by Lender between the Funding Bank and Borrower authorizing Lender's access to the Operating Account.

"GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"General Partner" means Arbor Realty GPOP, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Guarantor.

"Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

"Guarantor" means, individually and collectively, Arbor Realty Trust, Inc., a Maryland corporation, and any other Person that after the date of this Agreement guarantees all or any portion of Borrower's Obligations.

"Guaranty" means a guaranty of all or any portion of Borrower's Obligations. If more than one Guaranty is executed and delivered to Lender, the term "Guaranty" means each of the Guaranties and all of them.

"Health Care Facility" means a retirement service center, a board and care facility, an intermediate care facility, a nursing home or a hospital.

"Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

"HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

"Indemnified Liabilities" has the meaning set forth in Section 11.2.

"Indemnitees" has the meaning set forth in Section 11.2.

"Index Rate" means, for any Structured Facility Advance other than a Structured Facility Advance for which a fixed floor interest rate is specified in Exhibit H, the Interest Rate specified for that Structured Facility Advance in Exhibit
H. For Structured Facility Advances for which the fixed floor interest rate is specified in Exhibit H, Index Rate means LIBOR plus the applicable margin set forth in Exhibit H or Section 3.1(b), as applicable.

"Initial Eligible Investments" means the Eligible Investments acquired from ACM on the Closing Date, as described on Schedule 1 attached to this Agreement.

"Interest Rate" means the floating rate of interest specified in Exhibit H.

Dated: 7/1/2003
Amended:  7/24/2003

"Interim Statement Date" means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under this Agreement.

"Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

"Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Investments.

"Lender" has the meaning set forth in the first paragraph of this Agreement.

"Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Modified Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, may be excluded from a Person's Debt.

"LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each month on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each month on which the London Interbank market is open.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

"Liquid Assets" means the following assets owned by a Person as of any date of determination: (a) unrestricted and unencumbered cash, funds on deposit in any bank located in the United States, investment grade commercial paper, money market funds, or marketable securities; (b) the excess, if any, of Mortgage Loans and Mortgage-backed Securities held for sale (valued in accordance with GAAP) over the outstanding aggregate principal amount of any Debt against which those Mortgage Loans or Mortgage-backed Securities are pledged as collateral; and (c) the amount available to be borrowed under committed working capital or other similar facilities with respect to which all conditions to borrowing have been satisfied.

"Loan Documents" means this Agreement, the Structured Facility Note, the Guaranty, any agreement of Borrower relating to Subordinated Debt, any Security Agreement, if applicable, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

"Management Agreement" means the Management and Advisory Agreement dated July 1, 2003 among Guarantor, Borrower and ACM pursuant to which ACM will provide certain management and advisory services to Borrower and Guarantor.

"Mezzanine Investment" has the meaning set forth in Exhibit H.

Dated: 7/1/2003
Amended:  7/24/2003

"Mezzanine Investment Amount" means, as of the date of determination, (a) in the case of a loan, the then outstanding unpaid principal amount of a Mezzanine Note (whether or not an additional amount is available to be drawn thereunder), and
(b) in the case of a Preferred Equity Interest, the amount of the liquidation priority thereof (without giving effect to any accrual of preferred return amounts thereon) or, if less, the minimum amount payable thereon before capital may be returned on any other equity interest in the Borrower.

"Mezzanine Note" means a promissory note evidencing a Mezzanine Investment which is a loan (whether or not such promissory note is a Mortgage Note).

"Miscellaneous Fees and Charges" means the miscellaneous fees set forth on Lender's fee schedule attached as Exhibit I and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Lender for the handling and administration of Structured Facility Advances and Collateral, including costs for Uniform Commercial Code, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees, Funding Bank service fees and overdraft charges and Designated Bank Charges. Upon not less than 3 Business Days' prior Notice to Borrower, Lender may modify Exhibit I and the fees set forth in it to conform to current Lender practices and, as so modified, the revised Exhibit I will become part of this Agreement.

"Modified Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with the financial statements referred to in
Section 6.6, plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Modified Net Worth, the following shall be excluded from total assets: (a) advances or loans to managers, members, employees or Affiliates (other than joint ventures), (b) investments in Affiliates (other than joint ventures), (c) 25% of the amount of Borrower's loans (including Mortgage Loans) and advances to and investments in joint ventures, (d) assets pledged to secure any liabilities not included in the Debt of the Person, and (e) intangible assets.

"Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed.

"Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

"Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

"Mortgage Note" means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

"Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

"Mortgage Pool" means a pool of one or more Mortgage Loans on the basis of which a Mortgage-backed Security is to be issued.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

Dated: 7/1/2003
Amended:  7/24/2003

"Multifamily Mortgage Loan" means a Mortgage Loan secured by a Multifamily Property.

"Multifamily Property" means real property that contains or that will contain more than 4 dwelling units.

"Net Profit" means, with respect to any Mortgage Loan or Mezzanine Investment pledged hereunder to secure a Structured Facility Advance, an amount calculated as follows:

                     NP=[II+OP+(or-)EP+MF] - [IE+CF+AF+EF],

where "NP" means Net Profit, "II" means the aggregate amount of interest, distributions or other income payments (excluding principal, if any) paid to or otherwise received by Borrower pursuant to such Mortgage Loan or Mezzanine Investment, "OP" means the points paid to Borrower (or to Borrower's correspondent and passed through to Borrower) upon the origination or acquisition of such Mortgage Loan or Mezzanine Investment, "EP" means the amount of points or fees paid to Borrower upon the repayment of such Mortgage Loan or Mezzanine Investment or the gain (or loss) realized by Borrower upon the sale or other disposition of such Mortgage Loan or Mezzanine Investment, including the amount of any gain or loss realized by Borrower in connection with the sale, other disposition, redemption or other retirement of any equity interest acquired by Borrower as additional compensation in connection with such Mortgage Loan or Mezzanine Investment, "MF" means the amount of miscellaneous fees (but not expense reimbursements or application fees) received by Borrower in connection with such Mortgage Loan or Mezzanine Investment, "IE" means the amount of interest paid, or accrued and not yet paid, on the related Structured Facility Advance, "CF" means the Structured Facility Commitment Fee paid to the Lender at the time of such Structured Facility Advance, "AF" means the lesser of OP or 1% of the Mortgage Note Amount or Mezzanine Investment Amount of such Mortgage Loan or Mezzanine Investment at the time of its origination or acquisition by Borrower, and "EF" means the Exit Fee, if any, payable to the Lender, and any extension fee paid to the Lender, in connection with the permanent Multifamily Mortgage Loan or Commercial Mortgage Loan that refinances such Mortgage Loan or Mezzanine Investment.

"Note Acquisition" means the acquisition by Borrower of one or more Multifamily Mortgage Loans from a Person who is not an Affiliate, which may occur more than 30 days after the closing of such Multifamily Mortgage Loan(s).

"Note Acquisition Loans" has the meaning set forth in Exhibit H.

"Notices" has the meaning set forth in Section 11.1.

"Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including Borrower's obligations and liabilities to Lender under the Loan Documents and disbursements made by Lender for Borrower's account.

"Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and designated for funding that portion of each Eligible Investment not funded by a Structured Facility Advance made against that Eligible Investment and for returning any excess payment from an Investor for a Pledged Investment or Pledged Security.

"Overdraft Advance" has the meaning set forth in Section 3.7.

"Parent SPE" means a Special Purpose Entity that owns all of the outstanding equity interests in a Property SPE and no other assets.

Dated: 7/1/2003
Amended:  7/24/2003

"Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

"Plan" means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in
Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

"Pledged Assets" means, collectively, Pledged Investments, and Pledged Securities, Multifamily Properties acquired in a Property Acquisition financed by a Structured Facility Advance, and Preferred Equity Interests pledged to Lender by an ARLP Member Entity.

"Pledged Hedging Accounts" has the meaning set forth in Section 4.1 (h).

"Pledged Hedging Arrangements" has the meaning set forth in Section 4.1 (h).

"Pledged Investments" has the meaning set forth in Section 4.1 (b).

"Pledged Securities" has the meaning set forth in Section 4.1 (c).

"Pledged Shares" has the meaning set forth in Section 4.1(f) hereof.

"Portfolio Performance Ratio" means, at any date of determination for all assets owned by Borrower during any month, the ratio of (a) the aggregate amount of all interest income and preferred equity return actually received by Borrower in such month, to (b) the aggregate amount of all interest expense and fees (in the case of financing agreements) and equivalent monthly amounts (in the case of repurchase agreements) payable by Borrower in such month pursuant to any of Borrower's financing or repurchase agreements.

"Preferred Equity Interests" means shares of the capital stock of a corporation, membership interests in a limited liability company or limited partnership interests in a limited partnership that (a) have a specific liquidation preference amount, denominated in United States dollars, with priority over any other equity interests in the issuer thereof, (b) are entitled to a preferred return of capital in a specific amount, denominated in United States dollars, before any capital may be returned on any other equity interests in the issuer thereof, and (c) are entitled, in the event of any non-payment of preferred dividends or other distributions in accordance with the terms thereof, to exercise voting control over such corporation, limited liability company or limited partnership.

"Prohibited Transaction" has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

"Property" means a Multifamily Property or Health Care Facility securing a Mortgage Loan.

"Property Acquisition" has the meaning set forth in Exhibit H.

"Property Mortgage" means a First Mortgage covering Multifamily Property acquired by Borrower in a Property Acquisition which has been executed and delivered by Borrower, as trustor or mortgagor, for the benefit of Lender, in appropriate recordable form in the relevant jurisdiction acceptable to Lender.

"Property SPE" means a Special Purpose Entity that owns a Multifamily Property.

Dated: 7/1/2003
Amended:  7/24/2003

"Property Subsidiary" means a corporation, limited liability company or other business entity that is a wholly-owned Subsidiary of Borrower and the organizational documents of which provide that such Person (i) was formed or organized solely for the purpose of owning Multifamily Properties acquired in Property Acquisitions, (ii) will not engage in any business other than the ownership of such Multifamily Properties, (iii) will not own any assets other than those related to such Multifamily Properties, (iv) will not incur any Debt, except liabilities incidental to its legal status, (v) will maintain its own books, records and accounts separate and apart from those of any other Person, and (vi) will hold itself out as being a legal entity separate and distinct from any other Person.

"Purchase Commitment" means a written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Eligible Mortgage Investments or Mortgage-backed Securities.

"Refinancing Loan" means a permanent Commercial Mortgage Loan, Multifamily Mortgage Loan or other financing originated by Borrower to refinance one or more Pledged Investments.

"Release Amount" has the meaning set forth in Section 4.3(f).

"Remainder" has the meaning set forth in Section 3.1(b).

"Restriction List" and "Restriction Lists" means each and every list of Persons to whom the Government of the United States prohibits or otherwise restricts the provision of financial services. For the purposes of this Agreement, Restriction Lists include the list of Specifically Designated Nationals and Blocked Persons established pursuant to Executive Order 13224 (September 23, 2001) and maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury, current as of the day the Restriction List is used for purposes of comparison in accordance with the requirements of this Agreement.

"Security Agreement" means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

"Servicer" means ACM in its capacity as servicer for Borrower under the Servicing Agreement.

"Servicing Agreement" means the Servicing Agreement dated July 1, 2003 among Guarantor, Borrower and ACM pursuant to which ACM will act as servicer for Borrower and Guarantor.

"Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans, including the right to service Mortgage Loans originated by Borrower.

"Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

"Special Purpose Entity" means a corporation, limited liability company or limited partnership the organizational documents of which provide that such Person (i) was formed or organized solely for the purpose of owning or operating the Property securing a Multifamily Mortgage Loan or Commercial Mortgage Loan, or the equity interests in another Special Purpose Entity, (ii) will not engage in any business other than the ownership, operating and financing of such Property or equity interests, (iii) will not own any assets other than those related to such Property or equity interests and their financing, (iv) will not incur any liabilities other than a Mezzanine Investment, a First Mortgage Loan (in the case of a Special Purpose Entity that owns a Property) and other liabilities not prohibited thereunder, (v) will maintain its own books, records and accounts separate and apart from those of

Dated: 7/1/2003
Amended:  7/24/2003
any other Person, and (vi) will hold itself out as being a legal entity separate and distinct from any other Person.

"Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

"Structured Facility Advance" means a disbursement by Lender under Section 1.1.

"Structured Facility Advance Request" means a request for a Structured Facility Advance in the form attached hereto as Exhibit A-MF, as modified from time to time.

"Structured Facility Collateral Value" means, as of any date of determination, with respect to any Eligible Investment, the lesser of (a) the amount of any Structured Facility Advance made, or that could be made, against such Eligible Investment under Exhibit H or (b) an amount equal to the Advance Rate for the applicable type of Eligible Investment multiplied by the Fair Market Value of such Eligible Investment.

"Structured Facility Commitment" means the obligation of Lender to make Structured Facility Advances to Borrower under Section 1.1.

"Structured Facility Commitment Amount" means $250,000,000.

"Structured Facility Commitment Fee" has the meaning set forth in Section
3.5(a).

"Structured Facility Commitment Termination Date" has the meaning set forth in
Section 1.2.

"Structured Facility Maturity Date" means the date that is nine months after the Structured Facility Commitment Termination Date.

"Structured Facility Note" has the meaning set forth in Section 1.3.

"Sublimit" means the aggregate amount of Structured Facility Advances (expressed as a dollar amount or as a percentage of the Structured Facility Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Investment.

"Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Lender or (2) otherwise on terms acceptable to Lender, and (b) solely for purposes of Section 8.4, all indebtedness of Borrower that is required to be subordinated by Sections 5.1 (b) and 7.9.

"Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

"Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

"Trust Receipt" means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

Dated: 7/1/2003
Amended:  7/24/2003

"Underwriting Documents" means, with respect to any Bridge Mortgage Loan, Note Acquisition Loan, Mezzanine Investment or Property Acquisition submitted to the Lender pursuant to Section 2.1 hereof, the reports, certificates, documents and other information included in the underwriting package and used by Borrower in evaluating and approving such Eligible Investment or Property Acquisition, including, but not limited to, items listed in Exhibit B.

"Underwriting Guidelines" means Borrower's policies and procedures for underwriting Eligible Mortgage Investments secured or otherwise backed by Multifamily Properties, Health Care Facilities or Commercial Properties, as in effect on the date of this Agreement, a copy of which has been provided to and approved by Lender, as the same may be modified from time to time in accordance with this Agreement.

"Warehouse Period" means, for any Eligible Investment, the maximum number of days a Structured Facility Advance against that type of Eligible Investment may remain outstanding as set forth in Exhibit H.

"Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Lender's name for clearing wire transfers requested by Borrower to fund Structured Facility Advances.

13.2.    OTHER DEFINITIONAL PROVISIONS; TERMS OF CONSTRUCTION

13.2 (a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

13.2 (b) Defined terms may be used in the singular or the plural, as the context requires.

13.2 (c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

13.2 (d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

13.2 (e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

13.2 (f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

13.2 (g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Structured Facility Note are irrevocably paid in full and the Structured Facility Commitment is terminated.

13.2 (h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

13.2 (i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

Dated: 7/1/2003
Amended:  7/24/2003

                                END OF ARTICLE 12

Dated: 7/1/2003
Amended:  7/24/2003

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                         Arbor Realty Limited Partnership,
                                         a Delaware limited partnership

                                         By:  Arbor Realty GPOP, Inc.,
                                              a Delaware corporation
                                         Its: General Partner

                                              By:  /s/ Frederick C. Herbst
                                                   -----------------------------

                                              Its: Chief Financial Officer

                                         RESIDENTIAL FUNDING CORPORATION,
                                         a Delaware Corporation

                                         By:/s/ Chuck Schweitzer
                                            ------------------------------------
                                         Its: Director

Dated: 7/1/2003
Amended:  7/24/2003

                                     Page 15